Exhibit 99.T3E.2

Exhibit A
to
Second Amended Disclosure Statement with Respect to the Joint Second Amended
Chapter 11 Plan of Reorganization for MIG, Inc. dated August 19, 2010
MODIFIED JOINT SECOND AMENDED
CHAPTER 11 PLAN OF
REORGANIZATION FOR MIG, INC.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:
Chapter 11
MIG, INC.,
Case No. 09-12118 (KG)

Debtor.

MODIFIED JOINT SECOND AMENDED CHAPTER 11
PLAN OF REORGANIZATION FOR MIG, INC.

Scott D. Cousins (DE Bar No. 3079)	Ian Connor Bifferato
Sandra G. M. Selzer (DE Bar No. 4283)	Thomas F. Driscoll III
GREENBERG TRAURIG, LLP	BIFFERATO, LLC
The Nemours Building	800 N. King Street, Plaza Level
1007 North Orange Street, Suite 1200	Wilmington, Delaware 19801
Wilmington, Delaware 19801	Telephone: (302) 225-7600
Telephone: (302) 661-7000	Facsimile: (302) 254-5833
Facsimile: (302) 661-7360	cbifferato@bifferato.com
cousinss@gtlaw.com	tdriscoll@bifferato.com
selzers@gtlaw.com

-and-	-and-

Nancy A. Mitchell	Carmen H. Lonstein
Maria J. DiConza	Andrew P.R. McDermott
GREENBERG TRAURIG, LLP	BAKER & MCKENZIE LLP
200 Park Avenue	One Prudential Plaza, Suite 3500
New York, New York 10166	130 E. Randolph Drive
Telephone: (212) 801-9200	Chicago, Illinois 60601
Facsimile: (212) 801-6400	Telephone: (312) 861-8000
mitchelln@gtlaw.com	Facsimile: (312) 698-2370
diconzam@gtlaw.com	carmen.lonstein@bakernet.com
andrew.mcdermott@bakermckenzie.com

Counsel for the Debtor and Debtor-in-Possession	Counsel to the Official Committee of Unsecured Creditors

DATED: November 12, 2010

TABLE OF CONTENTS

Page
Article I DEFINED TERMS AND RULES OF INTERPRETATION	1

Article II CLASSIFICATION OF CLAIMS AND INTERESTS IN THE DEBTOR	23
Section 2.01. Introduction	23
Section 2.02. Unclassified Claims	23
Section 2.03. Unimpaired Classes of Claims and Interests in the Debtor	23
Section 2.04. Impaired/Voting Classes of Claims	23

Article III TREATMENT OF CLAIMS AND INTERESTS IN THE DEBTOR	24
Section 3.01. Unclassified Claims	24
Section 3.02. Unimpaired Classes of Claims and Interests in the Debtor	24
Section 3.03. Impaired/Voting Classes of Claims and Interests in the Debtor	25
Section 3.04. Special Provisions Regarding Insured Claims	27
Section 3.05. Reservation of Rights Regarding Claims	27

Article IV ACCEPTANCE OR REJECTION OF THE PLAN	27
Section 4.01. Impaired Classes of Claims Entitled to Vote	27
Section 4.02. Acceptance by an Impaired Class	28
Section 4.03. Presumed Acceptances by Unimpaired Classes	28
Section 4.04. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	28
Section 4.05. Elimination of Vacant Classes	28

Article V MEANS FOR IMPLEMENTATION OF THE PLAN	28
Section 5.01. Continued Corporate Existence	28
Section 5.02. Corporate Governance	28
Section 5.03. Cancellation of Common Equity Interests and Agreement	29
Section 5.04. Authorization and Issuance of New Common LLC Interests, New MIG Notes and Indenture, Collateral Documents, New Warrants and Class 5 Trust Agreement	29
Section 5.05. New Board of Managers of the Reorganized Debtor	30
Section 5.06. Managers, Officers and Key Employees of Reorganized Debtor; Indemnification	30
Section 5.07. Management Incentive Plan	31
Section 5.08. Establishment of the Class 5 Trust; Appointment of the Class 5 Trustee; Funding of the Class 5 Trust; Termination of the Class 5 Trust; Exculpation and Indemnification; International Recognition	31
Section 5.09. Disbanding of Special Litigation Committee	32
Section 5.10. Debtor Parent, Debtor Parent Affiliates’ and Releasee Obligations under Plan	33
Section 5.11. Revesting of Assets; Preservation of Causes of Action, Litigation Rights and Avoidance Actions; Release of Liens; Resulting Claim Treatment	33

ii

iii

MODIFIED JOINT SECOND AMENDED CHAPTER 11
PLAN OF REORGANIZATION FOR MIG, INC.
INTRODUCTION1
     MIG, Inc. (f/k/a Metromedia International Group, Inc.) as a debtor and debtor-in-possession (the “Debtor” or “MIG”), and the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case (the “Committee”) hereby jointly propose this Plan for the resolution of the outstanding Claims against and Interests in the Debtor. Reference is made to the Disclosure Statement for a discussion of (i) the Debtor’s history, businesses, properties, results of operations, and projections for future operations, (ii) a summary and analysis of this Plan, and (iii) certain related matters, including risk factors relating to the consummation of this Plan and Distributions to be made under this Plan.
     ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, BANKRUPTCY RULE 3019, AND IN THE PLAN, THE PLAN PROPONENTS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN, OR ANY PART THEREOF, PRIOR TO ITS SUBSTANTIAL CONSUMMATION.
     The Debtor and the Committee are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.
ARTICLE I
DEFINED TERMS AND RULES OF INTERPRETATION
     For purposes of the Plan, except as expressly provided or unless the context otherwise requires, (a) all capitalized terms used in the Plan and not otherwise defined in the Plan shall have the meanings ascribed to them in the Disclosure Statement (or any exhibit hereto or thereto), (b) any capitalized term used in the Plan that is not defined in the Plan, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable, (c) whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter, (d) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (e) any reference in the Plan to an existing document or exhibit means such document or exhibit as it may be amended, modified, or supplemented from time to time, (f)

[1]	All capitalized terms used in the Plan and not otherwise defined in Article I of the Plan shall have the meanings ascribed to them in the Disclosure Statement (or any exhibit hereto).

unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan, (g) the words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan in its entirety rather than to any particular paragraph, subparagraph, or clause contained in the Plan, (h) captions and headings to articles and sections are inserted for convenience of reference only and shall not limit or otherwise affect the provisions hereof or the interpretation of the Plan, and (i) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.
     1.1 “Acknowledgement Agreement” means the agreement to be executed by the Debtor Parent, Debtor Parent Affiliates and Releasees as contemplated by Section 5.10(b) of the Plan, substantially in the form included in the Plan Supplement.
     1.2 “Administrative Claim” means a Claim for any costs or expenses of administration of the Estate under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, for: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the businesses of the Debtor; (b) any payment to be made under the Plan to cure a default on an assumed Executory Contract or assumed Unexpired Lease; (c) any postpetition cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtor in the ordinary course of its business; (d) any Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order under section 546(c)(2)(A) of the Bankruptcy Code; (e) any Allowed Claims of Professionals in the Chapter 11 Case; and (f) any fees and charges assessed against the Estate under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911-1930.
     1.3 “Administrative Claims Bar Date” means the deadline for filing all requests for payment of Administrative Claims, which shall be forty-five days after the Effective Date, unless otherwise ordered by the Bankruptcy Court, except with respect to Professional Fee Claims, which shall be 60 days after the Effective Date.
     1.4 “Administrative Claims Reserve” means the reserve of Cash established and maintained by the Debtor and Reorganized Debtor to pay Allowed Administrative Claims, including Claims under section 503(b)(9) of the Bankruptcy Code and all Claims for rent under section 503(b) of the Bankruptcy Code and lease payments under section 365(d)(5) of the Bankruptcy Code.
     1.5 “Administrative Expense Request” means a request for the payment of an Administrative Claim.
     1.6 “Affiliate” means “affiliate” as defined in section 101(2) of the Bankruptcy Code.
     1.7 “Agreed Budget” means the annual operating budget for the Reorganized Debtor and its subsidiaries for the period from the Effective Date until such time as the New MIG Notes are paid in full. The Agreed Budget for the one year period after the Effective Date shall be set forth in the Plan Supplement, as amended or modified prior to the Effective Date with the consent of both Plan Proponents. Thereafter, for so long as the New MIG Notes remain outstanding, the Agreed Budget shall require approval of the New Board and each of the Class 5 Directors.
     1.8 “Alleged Fraudulent Transfer Claims” means the claims alleged by the Committee in connection with its Motion for Order Granting the Committee Standing to: (i) Prosecute Actions on Behalf of the Debtor’s Estate; and (ii) Seek a Temporary Restraining Order, Preliminary Injunction and Other Related Relief dated November 17, 2009 [Docket No. 310].
     1.9 “Allowed” means with respect to any Claim (including any Administrative Claim) or portion thereof (to the extent such Claim is not Disputed or Disallowed) or any Interest (a) any Claim or Interest, proof of which: (i) was timely Filed with the Bankruptcy Court or its duly appointed claims agent, (ii) was deemed timely filed pursuant to section 1111(a) of the Bankruptcy Code, (iii) by a Final Order was not required to be Filed; (b) any Claim or Interest that has been, or hereafter is, listed in the Schedules as liquidated in an amount other than zero or unknown and not Disputed or Contingent (or as to which the applicable Proof of Claim has been withdrawn or Disallowed); and (c) any Claim or Interest which has been allowed (whether in whole or in part) by a Final Order (but only to the extent so allowed), and, in (a), (b) and (c) above, as to which no objection to the allowance thereof, or action to subordinate, avoid, classify, reclassify, expunge, estimate or otherwise limit recovery with respect thereto, has been Filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order; (d) any Claim or Interest allowed under or pursuant to the terms of the Plan; (e) any Claim arising from the recovery of property under sections 550 or 553 of the Bankruptcy Code which has been allowed in accordance with section 503(h) of the Bankruptcy Code; (f) a Claim relating to a rejected Executory Contract or Unexpired Lease that either (i) is not a Disputed Claim or (ii) has been allowed by a Final Order, in either case only if a Proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law; or (g) which is a Professional Claim for which a fee award amount has been approved by order of the Bankruptcy Court; provided, however, that Claims or Interests allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed” hereunder.
     1.10 “Allowed Claim” means an Allowed Claim of the particular type or Class described.
     1.11 “Allowed __ Claim” means, with respect to any specified Class or type of Claim, whether classified or unclassified, that the referenced Claim is an Allowed Claim. For the avoidance of doubt, the Allowed Class 5 Preferred Shareholder Claims shall be comprised of the Allowed Appraisal Claims and the Allowed Non-Appraisal Claims.
     1.12 “Allowed Appraisal Claims” means the sum of: (i) an amount determined by the product of the Settlement Share Price multiplied by the number of shares of Preferred Equity Interests held by the Petitioners in the Appraisal Action as reflected in Schedules I and II to the Plan; (ii) the Appraisal Action Paid Fees; and (iii) the Top-Up Share for such Petitioners.
     1.13 “Allowed Appraisal Claim Amount” means the aggregate amount of all Allowed Appraisal Claims, estimated to be $207,143,235.34 as of the Effective Date, plus the Appraisal Action Paid Fees.
     1.14 “Allowed Non-Appraisal Claims” means the sum of (i) an amount determined by the number of shares of Preferred Equity Interests held by each Holder of a Non-Appraisal Claim (as reflected on Schedule IIA to the Plan) multiplied by the Settlement Share Price (as reflected on Schedule III to the Plan) as of the Effective Date; and (ii) the Top-Up Share for such Holders.
     1.15 “Allowed Non-Appraisal Claim Amount” means the aggregate amount of all Allowed Non-Appraisal Claims, estimated to be approximately $17,574,000 as of the Effective Date.
     1.16 “Appraisal Action” means In re: Appraisal of Metromedia International Group, Inc., Civil Action No. 3351-CC in the Court of Chancery of the State of Delaware.
     1.17 “Appraisal Action Paid Fees” shall mean the legal fees and expenses paid by the Holders of Appraisal Claims to their counsel in the Appraisal Action, in an amount to be agreed upon by the Debtor and the Committee prior to the filing of the Plan Supplement.
     1.18 “Appraisal Action Unpaid Fees” shall mean the legal fees and expenses alleged to be owed by the parties listed on Appendix A to the Appraisal Judgment by the law firms of Ashby & Geddes P.A. and Grant & Eisenhofer P.A., or their respective clients (as applicable) to their counsel in the Appraisal Action as set forth in Schedule II to the Plan, which amounts shall be deemed Allowed Class 5 Claims in the amounts set forth in Schedule II to the Plan provided there has been a Final Order of the Chancery Court entered in the Appraisal Action awarding payment of such fees and expenses. The Reorganized Debtor shall be authorized to pay such fees and expenses to Grant & Eisenhofer P.A., Ashby & Geddes or their respective clients, as applicable, as directed in such Final Order, and to deduct such payments from any amounts otherwise due to Holders of Allowed Appraisal Claims listed on Schedule II to the Plan.
     1.19 “Appraisal Claims” means the Claims related to the Preferred Equity Interests set forth in the Appraisal Judgment and listed in Schedules I and II to the Plan.
     1.20 “Appraisal Judgment” means the Final Judgment entered by the Court of Chancery of the State of Delaware on June 5, 2009 in connection with the Appraisal Action, in favor of all Holders named therein including in Appendix A thereto, which Final Judgment was affirmed by the Supreme Court of the State of Delaware on November 2, 2009.

     1.21 “Avoidance Actions” means any and all Causes of Action (other than those which are released or dismissed as part of and pursuant to the Plan) which a trustee, debtor-in-possession, the estate or other appropriate party in interest may assert under sections 502(d), 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551, or 553 of the Bankruptcy Code or under related state or federal statutes and common law, including, without limitation, fraudulent transfer laws (whether or not litigation is commenced to prosecute such Causes of Action) and including the Debtor’s rights of setoff, recoupment, contribution, reimbursement, subrogation or indemnity (as those terms are defined by the non-bankruptcy law of any relevant jurisdiction) and any other indirect claim of any kind whatsoever, whenever and wherever arising or asserted, excluding any claims or causes of action related to the Change of Control Litigation.
     1.22 “Ballot” means each of the ballot forms, other than a master ballot form, distributed to each Holder of a Claim or Interest entitled to vote to accept or reject this Plan.
     1.23 “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Chapter 11 Case.
     1.24 “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Case or any aspect thereof.
     1.25 “Bankruptcy Rules” means (i) the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended and promulgated under section 2075 of title 28 of the United States Code, (ii) the applicable Federal Rules of Civil Procedure, as amended and promulgated under section 2072 of title 28 of the United States Code, (iii) the applicable Local Rules of Bankruptcy Practice and Procedure for the Bankruptcy Court, and (iv) any standing orders governing practice and procedure issued by the Bankruptcy Court, each as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Chapter 11 Case or proceedings therein, as the case may be.
     1.26 “Bar Date” means March 10, 2010, the date set by the Bankruptcy Court as the last day for Filing a Proof of Claim or Proof of Interest against the Debtor in the Chapter 11 Case.
     1.27 “Blanket Lien” means the blanket first priority lien on all of the Debtor’s current and after-acquired assets and proceeds thereof, including without limitation cash accounts of the Reorganized Debtor which shall be subject to the New MIG Notes Indenture, to be granted by the Reorganized Debtor as part of the Class 5 Collateral pursuant to Section 3.03 (a) of the Plan.

     1.28 “Business Day” means any day, excluding Saturdays, Sundays, or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in Wilmington, Delaware.
     1.29 “Cash or $” means legal tender of the United States of America or the equivalent thereof, including bank deposits, checks and cash equivalents.
     1.30 “CaucusCom” means CaucusCom Ventures L.P., a British Virgin Islands limited partnership having its principal place of business at 54 Baker Street, London W1U 7BU, licensed to do business in the State of Delaware and Holder of 100% of the stock Interests in the Debtor as of the Petition Date.
     1.31 “CaucusCom Pledge” shall have the meaning set forth in the definition herein for Stock Pledge Agreements.
     1.32 “Caucus Carry” means Caucus Carry Management L.P., a British Virgin Islands limited partnership having its principal place of business at 54 Baker Street, London W1U 7BU.
     1.33 “Caucus Telecom” means Caucus Telecom Management Ltd., a company incorporated in the British Virgin Islands having its principal place of business at 54 Baker Street, London W1U 7BU.
     1.34 “Causes of Action” means any and all actions, causes of action, Claims, rights, defenses, liabilities, obligations, executions, choses in action, controversies, rights (including rights to legal remedies, rights to equitable remedies, rights to payment), suits, debts, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims whatsoever, whether known or unknown, reduced to judgment or not reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, choate or inchoate, existing or hereafter arising, suspected or unsuspected, foreseen or unforeseen, and whether asserted or assertable directly, indirectly or derivatively, at law, in equity or otherwise, based on whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Case, including through the Effective Date.
     1.35 “Change of Control Litigation” means any Claim, Cause of Action or Litigation Rights related to or arising from the “Change of Control Provisions,” including any claims challenging the validity or enforceability thereof on any grounds, under any applicable law, in any forum including without limitation before the Bankruptcy Court or the London Court of Arbitration; provided, however, that any such Claim, Cause of Action or Litigation Rights shall not include the recovery of monetary damages from any Releasee.
     1.36 “Change of Control Provisions” means the modifications in Sections 2.7(e), 4.1(b) and 8.1 of the ITCL LLC Agreement and Section 5.4 of the PSA dated January of 2009, including as follows:

a.	Insertion of “ITC Cellular Change of Control” definition in the ITCL LLC Agreement that may be triggered by certain events, including but not limited to:[2]
1.	CaucusCom must continue to own, directly or indirectly, 46% of the Equity Securities of ITCL.

2.	Caucus Carry must be a general partner of CaucusCom.

3.	Yola & Gtel must hold 100% of limited partner interests in Caucus Carry.

4.	Caucus Telecom must be a general partner of Caucus Carry.

5.	Yola & Gtel must hold 100% of the Equity Securities of Caucus Telecom.

6.	Yola & Gtel must hold at least 35% of the limited partnership interests in CaucusCom Ventures.

7.	Yola and Gtel must continue to direct or cause direction of management and policies of ITC or any Affiliate of ITC that holds 46% of the Membership Interests in ITCL.

8.	Any “change of control” of Yola, Gtel, Caucus Telecom, Caucus Carry or CaucusCom, where “control” is defined as the “power to direct or cause direction of the management or policies of such Person”.
b.	Insertion of provisions in section 2.7(e) of the ITCL LLC Agreement that trigger the loss of governance rights upon an “ITC Cellular Change of Control,” including ITC losing 2 of the 4 directors on the ITCL board, the Quorum required at an ITCL board meeting being reduced from 4 to 2 directors, and providing for Dr. Jokhtaberidze to be the sole entity in control of the ITCL Board with his 2 designated ITCL directors.
c.	Prohibition of any transfers of MIG’s 46% Proportional Interest in ITCL in Section 4.1(b) of the ITCL LLC Agreement and providing that any such transfer results in the transferee’s forfeiture of future dividends; and

d.	Insertion of provisions in Section 5.4 of the PSA that cause the automatic termination of Dr. Jokhtaberidze’s obligations to comply with the Minimum Dividend Policy in the ITCL LLC Agreement upon an ITC Cellular Change of Control.
     1.37 “Chapter 11 Case” means chapter 11 case number 09-12118 (KG) commenced by the Debtor in the Bankruptcy Court.

[2]	All capitalized terms used in this Section 1.38 but not otherwise defined herein have the meaning assigned to such term in the ITCL LLC Agreement.

     1.38 “Claim” means any “claim” against the Debtor as defined in Bankruptcy Code section 101(5).
     1.39 “Claims Objection Bar Date” means the date that is one hundred and eighty (180) days after the Effective Date or such later date as may be extended by order of the Bankruptcy Court.
     1.40 “Class” means a category of Holders of Claims or Interests in the Debtor pursuant to section 1122(a) of the Bankruptcy Code, as described in Articles II and III of the Plan.
     1.41 “Class 5 Collateral” shall mean the following collateral in which the Debtor, the Reorganized Debtor, CaucusCom and ITC shall grant the Holders of Allowed Class 5 Claims a first priority Lien for so long as any amount remains outstanding under the New MIG Notes: (i) the respective rights of the Reorganized Debtor and ITCL to receive dividends and distributions from their direct subsidiaries and any such dividends and distributions received; (ii) the collateral pledged pursuant to the Stock Pledge Agreements and (iii) a blanket first priority lien on all of the Debtor’s current and after-acquired assets and proceeds thereof, including without limitation cash accounts of the Reorganized Debtor which shall be subject to the New MIG Notes Indenture.
     1.42 “Class 5 Directors” means the two members of the New Board designated by the Committee pursuant to Section 5.05 of the Plan and reasonably acceptable to the Debtor, such consent not to be unreasonably withheld, and any successors designated by the Class 5 Trustee in accordance with the provisions of the New MIG Notes Indenture (reasonably acceptable to the Debtor, such consent not to be unreasonably withheld).
     1.43 “Class 5 Trust” means the trust to be created on the Effective Date in accordance with the Plan and the Class 5 Trust Agreement for the benefit of the Class 5 Trust Beneficiaries.
     1.44 “Class 5 Trust Agreement” means the trust agreement, in form and substance satisfactory to the Plan Proponents, that, among other things, creates and establishes the Class 5 Trust, and describes the powers, duties and responsibilities of the Class 5 Trustee, which trust agreement shall be substantially in the form filed in the Plan Supplement.
     1.45 “Class 5 Trust Assets” means the Class 5 Trust Funding Amount and any Claims, Causes of Action and Litigation Rights related to the Change of Control Litigation, including standing to bring the Change of Control Litigation on behalf of the Debtor and its subsidiaries at any time after the Effective Date of the Plan, and standing to assert any Claims, Causes of Action and Litigation Rights in connection therewith, if in the sole discretion of such Class 5 Trustee there is an Event of Default (as defined in the New MIG Notes) or threat of an Event of Default under the New MIG Notes; provided, however, that the Class 5 Trustee may commence such a proceeding anytime after November 1, 2011 regardless of the existence or threat of an Event of Default, unless the Reorganized Debtor has delivered a tolling agreement in form acceptable to the Class 5 Trustee tolling the statute of limitations on behalf of all affected parties for commencement of such an action.
     1.46 “Class 5 Trust Beneficiaries” means the holders of New MIG Notes.
     1.47 “Class 5 Trustee” means the Person selected by the Committee as designated in the Plan Supplement.
     1.48 “Class 5 Trustee’s Counsel” means the Person selected by the Committee as counsel to the Class 5 Trustee as designated in the Plan Supplement,
     1.49 “Class 5 Trust Funding Amount” means $750,000.00 to be provided as of the Effective Date by the Debtor to fund the Class 5 Trust as described in Article V hereof.
     1.50 “Collateral” means any property or interest in property of the Estate which shall be subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, including the Class 5 Collateral.
     1.51 “Collateral Agent” means the Person designated as the collateral agent in the New MIG Notes Indenture.
     1.52 “Collateral Documents” means the New MIG Notes Indenture, the Stock Pledge Agreement(s), the Stock Escrow Agreement, the Blanket Lien, and any documents required to deliver and effectuate the granting and perfection of security interests in the Class 5 Collateral pursuant to Section 3.03 (a) of the Plan.
     1.53 “Company Pledge” shall have the meaning set forth in the definition herein for Stock Pledge Agreements.
     1.54 “Committee” has the meaning ascribed to it in the Introduction to this Plan.
     1.55 “Common Equity Interest” means any share of common stock or other instrument evidencing an ownership interest in the Debtor, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest in the Debtor that existed immediately prior to the Effective Date other than the Preferred Equity Interests.
     1.56 “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Case, subject to all conditions specified having been (a) satisfied, or (b) waived.
     1.57 “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Case, within the meaning of Bankruptcy Rules 5003 and 9021.

     1.58 “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan, as such hearing may be adjourned or continued from time to time.
     1.59 “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to, among others, section 1129 of the Bankruptcy Code.
     1.60 “Consummation” means the occurrence of the Effective Date as set forth in the Plan.
     1.61 “Contingent” means, with reference to a Claim, a Claim that has not accrued or is not otherwise payable and the accrual of which, or the obligation to make payment on which, is dependent upon a future event that may or may not occur.
     1.62 “Creditor” means any Holder of a Claim.
     1.63 “Cure” means the Distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption or assumption and assignment of an Executory Contract or Unexpired Lease, pursuant to Bankruptcy Code section 365(b), in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such Executory Contract or Unexpired Lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.
     1.64 “Debtor” has the meaning ascribed to it in the Introduction to this Plan.
     1.65 “Debtor Parent Affiliates” means Caucus Carry, Yola, Caucus Telecom, Gtel, Alan McIntosh, Eugene Jaffe, Edward Spencer-Churchill, Jamal Kahn, Graydon Bellingan, Irakli Rukhadze, and Peter Nagle.
     1.66 “Debtor Parent” means CaucusCom.
     1.67 “Designated Class 5 Observer” means the person designated by the Class 5 Directors pursuant to Section 5.16 (c) of the Plan to have observer rights at ITCL and Magticom (such person may be one of the Class 5 Directors).
     1.68 “Disallowed” means, with respect to any Claim or Interest or portion thereof, any Claim against or Interest in the Debtor which: (i) has been disallowed, in whole or part, by a Final Order; (ii) has been withdrawn by agreement of the Holder thereof and the Debtor, in whole or in part; (iii) has been withdrawn, in whole or in part, by the Holder thereof; (iv) if listed in the Schedules as zero or as Disputed, contingent or unliquidated and in respect of which a Proof of Claim or a Proof of Interest, as applicable, has not been timely Filed or deemed timely Filed pursuant to the Plan, the Bankruptcy Code or any Final Order or other applicable law; (v) has been reclassified, expunged, subordinated or estimated to the extent that such reclassification, expungement, subordination or estimation results in a reduction in the Filed amount of any Proof of Claim or Proof of Interest; (vi) is evidenced by a Proof of Claim or a Proof of Interest which has been Filed, or which has been deemed to be Filed under applicable law or order of the Bankruptcy Court or which is required to be Filed by order of the Bankruptcy Court but as to which such Proof of Claim or Proof of Interest was not timely or properly Filed; (vii) is unenforceable to the extent provided in section 502(b) of the Bankruptcy Code; (viii) where the Holder of a Claim is a Person or Entity from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, unless such Person, Entity or transferee has paid the amount, or turned over any such Property, for which such Person, Entity or transferee is liable under section 522(i), 542, 543, 550, or 553 of the Bankruptcy Code; or (ix) is for reimbursement or contribution that is contingent as of the time of allowance or disallowance of such claim. In each case a Disallowed Claim or a Disallowed Interest is disallowed only to the extent of disallowance, withdrawal, reclassification, expungement, subordination or estimation.
     1.69 “Disallowed Claim” means a Claim, or any portion thereof, that is Disallowed.
     1.70 “Disallowed Interest” means an Interest, or any portion thereof, that is Disallowed.
     1.71 “Disbursing Agent” means the Reorganized Debtor or any Person or Persons designated by the Debtor or the Reorganized Debtor, in its discretion, to serve as disbursing agent under the Plan with respect to Distributions to Holders in particular Classes of Claims; which may include, without limitation, the claims agent, except that with respect to Allowed Class 5 Claims the Disbursing Agent shall make any payments to the Indenture Trustee under the New MIG Notes Indenture for Pro Rata distribution by the Indenture Trustee to holders of New MIG Notes.
     1.72 “Disclosure Statement” means the disclosure statement for the Plan, as amended, supplemented or modified from time to time, describing the Plan, that is prepared and distributed in accordance with, among others, sections 1125, 1126(b) and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018 and other applicable law.
     1.73 “Disputed Claim” means (a) if no Proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim that is listed on the Debtor’s Schedules as other than disputed, contingent or unliquidated, but as to which the Debtor or Reorganized Debtor or, prior to the Confirmation Date, any other party in interest, has Filed an objection by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order; or (ii) a Claim that is listed on the Debtor’s Schedules as disputed, contingent or unliquidated; or (b) if a Proof of Claim or request for payment of an Administrative Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which no corresponding Claim is listed on the Debtor’s Schedules; (ii) a Claim for which a corresponding Claim is listed on the Debtor’s Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the Proof of Claim varies from the nature and amount of such Claim as it is listed on the Schedules; (iii) a Claim for which a corresponding

Claim is listed on the Debtor’s Schedules as disputed, contingent or unliquidated; (iv) a Claim for which an objection has been Filed by the Debtor or Reorganized Debtor or, prior to the Confirmation Date, any other party-in-interest, by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order; (v) a Claim which asserts it is contingent or unliquidated in whole or in part; or (vi) a tort claim.
     1.74 “Disputed Claim Amount” means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to the Disputed Claim; (ii) an amount agreed to by the Debtor with approval of the Committee, or the Reorganized Debtor, with approval of each Class 5 Director, as applicable, and the Holder of such Disputed Claim; or (iii) if a request for estimation is Filed by any party, the amount at which such Disputed Claim is estimated by the Bankruptcy Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Debtor with approval of the Committee, or the Reorganized Debtor with approval of each Class 5 Director, as applicable, and the Holder of such Disputed Claim or (ii) the amount estimated by the Bankruptcy Court with respect to such Disputed Claim; or (c) zero, if the Disputed Claim was listed on the Schedules as unliquidated, contingent or disputed and no Proof of Claim was Filed, or deemed to have been Filed, by the applicable Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Court.
     1.75 “Disputed Claims Reserve” means the reserve of Cash established and maintained by the Debtor with approval of the Committee prior to the Effective Date, or the Reorganized Debtor with approval of each Class 5 Director after the Effective Date, to pay Disputed Claims upon allowance by the Bankruptcy Court.
     1.76 “Distribution” means any distribution pursuant to the Plan to the Holders of Allowed Claims against or Interests in the Debtor.
     1.77 “Distribution Date” means, (i) when used with respect to an Allowed Claim or an Allowed Interest, the Initial Distribution Date and any date after the Effective Date upon which a Distribution is made by the Disbursing Agent in accordance with the Plan which is the latest to occur of: (a) the Initial Distribution Date; (b) the date that is ten (10) Business Days after the date after such Claim or Interest becomes an Allowed Claim or an Allowed Interest by a Final Order; or (c) the date that such Claim becomes payable under any agreement between the Debtor and the Holder of such Claim.
     1.78 “Distribution Record Date” means August 16, 2010, the record date for determining entitlement to receive Distributions under the Plan on account of Allowed Claims and/or Allowed Interests and for closing of the claims registers for all Claims pursuant to Section 7.08 of the Plan.
     1.79 “Effective Date” means the first Business Day following the date on which all conditions to Consummation set forth in Section 9.02 of the Plan have been satisfied or, if capable of being duly and expressly waived, as provided in Section 9.04 of the Plan, any conditions to the occurrence of consummation set forth in the Plan has been satisfied or waived.

     1.80 “Entity” means a Person, estate, trust, governmental unit, and U.S. Trustee, within the meaning of Bankruptcy Code section 101(15).
     1.81 “Estate” means the estate of the Debtor in the Chapter 11 Case, created pursuant to section 541 of the Bankruptcy Code.
     1.82 “Excess Cash” means (i) all cash held by the Debtor and its subsidiaries including ITC on the Effective Date plus (ii) the Debtor’s Proportional Interest in cash held by ITCL on the Effective Date, plus (iii) the Debtor’s Proportional Interest in Surplus Cash (as such term is defined in Section 2.7(a) of the ITCL LLC Agreement) at Magticom on the Effective Date, including dividends due from Magticom to ITC or the Debtor in accordance with clause 2.7(c) of the ITCL LLC Agreement plus (iv) the Debtor’s Proportional Interest in cash held by other entities indirectly held by the Debtor as of the Effective Date; minus (x) Distributions due under the Plan on the Effective Date, (y) the Reserves set forth in Section 8.03 of the Plan, and (z) the amount of Cash on hand the Debtor is authorized to retain on the Effective Date as set forth in the Agreed Budget plus (v) any funds in the Disputed Claims Reserve at any time after the Effective Date in excess of the Disputed Claims Amount required to be distributed to the Indenture Trustee under the New MIG Notes Indenture as Excess Cash pursuant to Section 8.03(c) of the Plan. Notwithstanding the foregoing, in the event that any Excess Cash is held at Magticom that the Debtor’s designated directors at ITCL cannot cause the distribution of such Excess Cash to the Debtor as of the Effective Date, such withheld Excess Cash (the “Withheld Excess Cash”) shall be distributed to the Holders of Allowed Class 5 Claims as set forth in Section 3.03(a) of the Plan and the New MIG Notes Indenture. The Debtor will provide an estimate of Excess Cash and Withheld Excess Cash in the Plan Supplement.
     1.83 “Exculpated Parties” means the (a) Debtor; (b) Reorganized Debtor; (c) Committee; and (d) each Indemnified Person.
     1.84 “Executory Contract” means a contract to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.
     1.85 “Exhibit Filing Date” means the date on which exhibits to the Plan or the Disclosure Statement shall be Filed with the Bankruptcy Court, which date shall be not later than ten (10) days prior to the Voting Deadline or such later date as may be established by order of the Bankruptcy Court.
     1.86 “Face Amount” means (a) when used in reference to a Disputed Claim, the Disputed Claim Amount and (b) when used in reference to an Allowed Claim, the Allowed Claim amount.
     1.87 “File, Filed or Filing” means file, filed or filing with the Bankruptcy Court in the Chapter 11 Case; provided, however, that with respect to Proofs of Claim and Proofs of Interest only, “Filed” shall mean delivered and received in the manner provided in any order approving the Bar Date or the Administrative Claims Bar Date.

     1.88 “Final Order” means an order, ruling, judgment, the operation or effect of a judgment or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other court of competent jurisdiction which has not been reversed, vacated, stayed, modified or amended and as to which (i) the time to appeal or petition for review, rehearing, certiorari, reargument or retrial has expired and as to which no appeal or petition for review, rehearing, certiorari, reargument or retrial is pending or (ii) any appeal or petition for review, rehearing, certiorari, reargument or retrial has been finally decided and no further appeal or petition for review, rehearing, certiorari, reargument or retrial can be taken or granted; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order or judgment shall not cause such order or judgment not to be a Final Order.
     1.89 “General Unsecured Claim” means any Unsecured Claim against the Debtor that is not a Priority Claim, Supplemental Employee Retirement Claim or Preferred Shareholder Claim.
     1.90 “Georgia” means the Republic of Georgia, a country in the Caucasus region between Russia, Turkey and Azerbaijan.
     1.91 “Gtel” means Gtel L.P., a British Virgin Islands limited partnership having an address at 78 Pall Mall, London SW1 5ES.
     1.92 “Holder” means the legal or beneficial holder of a Claim or Interest (and, when used in conjunction with a Class or type of Claim or Interest, means a Holder of a Claim or Interest in such Class or of such type).
     1.93 “Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.
     1.94 “Impaired Class” means a Class of Claims or Interests that are Impaired.
     1.95 “Indemnification Obligation” means any obligation of the Debtor to indemnify, reimburse, advance expenses or provide contribution to or with respect to any Indemnified Person, pursuant to by-laws, articles of incorporation, agreements, contracts, common law or otherwise, to the extent permitted under applicable state law, as of immediately prior to the Petition Date.
     1.96 “Indemnified Person” means all officers, directors, employees, members, attorneys, actuaries, financial advisors, accountants, investment bankers, agents, professionals and representatives of the Debtor and of the Committee as of the Petition Date and through the Effective Date (in each case in his, her or its capacity as such); provided, however, that Paul, Weiss, Rifkind, Wharton & Garrison, LLP is not an Indemnified Person.
     1.97 “Indenture Trustee” means the Person that is the indenture trustee under the New MIG Notes Indenture.

     1.98 “Initial Distribution Date” means the Effective Date when used with respect to a Claim that is an Allowed Claim or an Allowed Interest as of the Effective Date, or as soon as reasonably practicable after the Effective Date, but in any event not later than ten (10) days after the Effective Date.
     1.99 “Insider” shall have the same meaning set forth in section 101(31) of the Bankruptcy Code, 11 U.S.C. § 101(31).
     1.100 “Insured Claim” means any Allowed Claim or portion of an Allowed Claim (other than a Secured Workers’ Compensation Obligation Claim) that is insured under the Debtor’s insurance policies, but only to the extent of such coverage.
     1.101 “Intercompany Claims” means all Claims held by the Debtor (or any subsidiary or Affiliate of the Debtor) against any or all Affiliates of the Debtor, including, without limitation, all derivative Claims asserted by or on behalf of one Debtor against the other.
     1.102 “Interest” means the legal interests, equitable interests, contractual interests, equity interests or ownership interests, or other rights of any Person in any other Person including all capital stock, stock certificates, common stock, preferred stock, partnership interests, limited liability company or membership interests, rights, treasury stock, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in any other Person, partnership interests in any other Person’s stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights, subscription rights and liquidation preferences, puts, calls, awards or commitments of any character whatsoever relating to any such equity, common stock, preferred stock, ownership interests or other shares of capital stock in any other Person or obligating such other Person to issue, transfer or sell any shares of capital stock whether or not certificated, transferable, voting or denominated “stock” or a similar security.
     1.103 “ITC” means ITC Cellular, LLC, a Delaware limited liability company wholly owned by the Debtor as of the Petition Date through certain intermediate wholly owned subsidiaries of the Debtor, and owner of a 46% Proportional Interest in Magticom as of the Petition Date.
     1.104 “ITC Pledge” shall have the meaning set forth in the definition herein for Stock Pledge Agreements.
     1.105 “ITCL” means International Telcell Cellular, LLC, a limited liability company in which the Debtor holds an indirect 46% limited liability company interest.
     1.106 “ITCL LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of ITCL dated January 15, 2009
     1.107 “Judgment Holders” means the entities named in the Appraisal Judgment including in Appendix A thereto.

     1.108 “Lien” means, with respect to any asset or Property (or the rents, revenues, income, profits or proceeds therefrom), and in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any and all mortgages or hypothecation to secure payment of a debt or performance of an obligation, liens, pledges, attachments, charges, leases evidencing a capitalizable lease obligation, conditional sale or other title retention agreement, or other security interest or encumbrance or other legally cognizable security devices of any kind in respect of any asset or Property, or upon the rents, revenues, income, profits or proceeds therefrom; or (b) any arrangement, express or implied, under which any Property is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of general unsecured creditors; provided, however, that a lien that has or may be avoided pursuant to any Avoidance Action shall not constitute a lien hereunder.
     1.109 “Litigation Rights” means the Causes of Action, including the Malpractice Action, that the Debtor or the Estate may hold against any Person or Entity (except to the extent expressly released under the Plan), including, without limitation, Avoidance Actions (except with respect to the Avoidance Actions, if any, waived under the Plan).
     1.110 “Magticom” means Magticom Ltd., a mobile telephony company located in Georgia which is 51% owned by ITCL and 49% owned by ITCL’s wholly owned subsidiary, Telcell Wireless LLC.
     1.111 “Malpractice Action” means the litigation filed by the Debtor against Paul, Weiss, Rifkind, Wharton & Garrison, LLP, and currently pending in the U.S. District Court for the Southern District of New York, Civil Action No. 1:09-cv-05593 (GEL).
     1.112 “Management Incentive Plan” means the management incentive award plan, as determined and approved by the New Board and implemented pursuant to Section 5.07 of this Plan after the Effective Date, but only to the extent such plan is approved by the Committee prior to the Effective Date or by the two Class 5 Directors after the Effective Date, as part of the Agreed Budget, for so long as the New MIG Notes remain outstanding; provided, however, any Management Incentive Plan that does not contemplate any payment until after the payment in full of the New MIG Notes may be adopted without the consent of either the Committee or the Class 5 Directors.
     1.113 “Meeting of the Partners” means a meeting (whether in person or by telephone) at which the following are present: (i) at least two of the Directors appointed by ITC to the ITCL Board of Directors, either as a Director or Alternate Director, under Section 2.1(a) of the ITCL LLC Agreement and (ii) Dr. George Jokhtaberidze or any DGJ Director appointed by him under section 2.1(a) of the ITCL LLC Agreement held to have material discussions on material decisions related to the business or affairs of Magticom and/or ITCL, including: (i) any material proposed merger transactions, acquisition transactions, financing transactions, or sale transactions; (ii) the IPO contemplated under the PSA; (iii) capital expenditures not contemplated in the Five Year Business Plan of Magticom attached as Exhibit E to the Disclosure Statement; or (iv) any of the following as defined in the ITCL LLC Agreement: (a) the Annual Budgets for Magticom or ITCL, (b) a determination of Surplus Cash, (c) the Dividend Policy, (d) the Minimum Dividend, or (e) any dividends payable under the ITCL LLC Agreement.
     1.114 “New Board” means the board of managers of the Reorganized Debtor, to be constituted as of the Effective Date pursuant to Section 5.05 of the Plan.
     1.115 “New Common LLC Interests” means the common limited liability company interests in the Reorganized Debtor (as diluted by the New Warrants) issued by the Reorganized Debtor on the Distribution Date to the Holders of Allowed Class 6 Interests. The Common Membership Interests will be represented by “Units.”
     1.116 “New Corporate Governance Documents” means (i) the certificate of formation and the certificate of conversion of the Reorganized Debtor substantially in the form set forth in the Plan Supplement, and (ii) the Operating Agreement.
     1.117 “New MIG Notes” means the secured debt instruments to be issued by the Reorganized Debtor and ITC on the Distribution Date to the Holders of Allowed Class 5 Claims pursuant to the New MIG Notes Indenture in a principal amount equal to the aggregate amount of all Allowed Preferred Shareholder Claims, less the aggregate amount of Excess Cash distributed to Allowed Class 5 Claims on the Effective Date (not including any Withheld Excess Cash).
     1.118 “New MIG Notes Indenture” means the indenture, substantially in the form set forth in the Plan Supplement, to be entered into by the Reorganized Debtor and the Indenture Trustee as of the Effective Date, pursuant to which the New MIG Notes are to be issued.
     1.119 “New Warrant Agreement” means the warrant agreement to be entered into by the Reorganized Debtor and the warrant agent as of the Effective Date substantially in the form set forth in the Plan Supplement and pursuant to which the New Warrants are to be issued.
     1.120 “New Warrants” means the warrants to be issued by the Reorganized Debtor on the Distribution Date to the Holders of Allowed Class 5 Claims pursuant to the New Warrant Agreement the material terms of which shall include the following: (i) 5% of New Common LLC Interests for years 1 through 3 following the Effective Date; (ii) an additional 2.5% of New Common LLC Interests to be granted upon interest step up under the New MIG Notes; (iii) strike price of $225 million equity value in Reorganized Debtor; (iv) expiration six (6) years after the Effective Date; (v) detachable; and (vi) cash settlement, as more fully described the Disclosure Statement and the New Warrant Agreement.
     1.121 “Non-Appraisal Claims” means Claims against the Debtor arising from the ownership of the Preferred Equity Interests prior to the Effective Date that are not

Appraisal Claims, only to the extent such claims are the subject of a timely filed proof of claim that is Allowed.
     1.122 “Operating Agreement” means the limited liability company agreement of the Reorganized Debtor, in form acceptable to the Committee, to be filed as part of the Plan Supplement, as the same may be amended pursuant to the Plan or otherwise from time to time, provided that so long as any amount is outstanding under the New MIG Notes any such amendment or modification shall require approval of the two Class 5 Directors.
     1.123 “Other Priority Claims” means any and all Allowed Claims accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim.
     1.124 “Person” means and includes a natural person, individual, partnership, corporation (as defined in section 101(a) of the Bankruptcy Code), or organization including, without limitation, corporations, limited partnerships, limited liability companies, general partnerships, joint ventures, joint stock companies, trusts, land trusts, business trusts, unincorporated organizations or associations, the Committee, or any ad hoc committee, or other organizations, irrespective of whether they are legal entities, governmental bodies (or any agency, instrumentality or political subdivision thereof), or any other form of legal entities; provided, however, the term “Person” does not include governmental units, except that a governmental unit that (a) acquires an asset from a Person (i) as a result of the operation of a loan guarantee agreement or (ii) as receiver or liquidating agent of a Person; (b) is a guarantor of a pension benefit payable by or on behalf of the Debtor or an Affiliate of the Debtor; or (c) is the legal or beneficial owner of an asset of (i) an employee pension benefit plan that is a governmental plan, as defined in section 414(d) of the Internal Revenue Code of 1986 or (ii) an eligible deferred compensation plan, as defined in section 457(b) of the Internal Revenue Code of 1986, shall be considered for purposes of section 1102 of the Bankruptcy Code to be a Person with respect to such asset or such benefit.
     1.125 “Petition Date” means June 18, 2009, the date on which the Debtor Filed its petition for relief commencing the Chapter 11 Case.
     1.126 “Plan” means this joint, second amended plan of reorganization under chapter 11 of the Bankruptcy Code, as it may be altered, amended, modified or supplemented from time to time including in accordance with any Plan Supplement and the Bankruptcy Code or the Bankruptcy Rules.
     1.127 “Plan Proponents” means the Debtor and the Committee.
     1.128 “Plan Supplement” means the supplement to the Plan to be Filed as provided in Section 11.16 of this Plan.
     1.129 “Preferred Equity Interests” means the outstanding 7.25% Cumulative Convertible Preferred Stock of the Debtor.

     1.130 “Preferred Shareholder Claims” means all Allowed Appraisal Claims and Allowed Non-Appraisal Claims.
     1.131 “Priority Tax Claim” means any and all Claims of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.
     1.132 “Professional” means any professional employed in this Chapter 11 Case pursuant to Bankruptcy Code sections 327, 328, or 1103.
     1.133 “Professional Fee Claim” means a Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges incurred after the Petition Date and on or before the Effective Date.
     1.134 “Professional Fee Reserve” means the reserve of Cash established and maintained by the Debtor or the Reorganized Debtor to pay Allowed Professional Fee Claims.
     1.135 “Proof of Claim” means a proof of claim Filed with the Bankruptcy Court or its duly appointed claims agent in connection with the Chapter 11 Case.
     1.136 “Proof of Interest” means a proof of interest Filed with the Bankruptcy Court or its duly appointed claims agent in connection with the Chapter 11 Case.
     1.137 “Pro Rata” means with respect to any Distribution to a Class under the Plan, the ratio (expressed as a percentage) of the amount of an Allowed Claim in such Class to the aggregate amount of all Allowed Claims plus the Disputed Claim Amount of all Disputed Claims in the same Class.
     1.138 “Proportional Interest” means the percentage interest of equity or cash, as applicable, owned by the Reorganized Debtor or its subsidiaries calculated by dividing the number of Interests owned by the Debtor or its subsidiaries divided by the total Interests issued in the subject entity. For the avoidance of doubt, the Debtor’s indirect Proportional Interest in each of ITCL and Magticom is 46% as of the Effective Date.
     1.139 “PSA” means the Purchase and Sale Agreement entered into contemporaneously with the ITCL LLC Agreement between ITC and Dr. George Jokhtaberidze dated January 15, 2009.
     1.140 “Releasee” has the meaning ascribed to such term in Section 11.10(b) of the Plan.
     1.141 “Reinstated” means (i) leaving unaltered the legal, equitable and contractual rights to which a Claim or Interest entitles the Holder so as to leave such Claim or Interest Unimpaired in accordance with Bankruptcy Code section 1124; or (ii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Bankruptcy Code section 365(b)(2); (b) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (c) compensating the Holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the Holder of such Claim or Interest; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish reinstatement.
     1.142 “Reorganized Debtor” means the Debtor as reorganized upon the Effective Date pursuant to this Plan including Section 5.12(b) of this Plan.
     1.143 “Schedules” means the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases and statements of financial affairs Filed by the Debtor pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified or supplemented from time to time.
     1.144 “Secured Claim” means a Claim that is secured by a Lien which is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, on property in which the Estate has an interest, or a Claim that is subject to setoff under section 553 of the Bankruptcy Code; to the extent of the value of the Holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable; as determined by a Final Order pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or in either case as otherwise agreed upon in writing by the Debtor or the Reorganized Debtor and the Holder of such Claim. The amount of any Claim that exceeds the value of the Holder’s interest in the Estate’s interest in property or the amount subject to setoff shall be treated as a General Unsecured Claim.
     1.145 “Secured Workers’ Compensation Obligations” means Claims arising out of and related to workers’ compensation asserted by former employees of the Debtor.
     1.146 “SERP Catch-up Payment” means an amount equal to the total monthly payments a Holder of a Supplemental Employee Retirement Claim would have been entitled to from the Petition Date through the Effective Date, without interest, to be established by agreement of a Holder of a Supplemental Employee Retirement Claim and the Debtor, with consent of the Committee prior to the Effective Date, or the Reorganized Debtor with consent of each Class 5 Director after the Effective Date, or by a Final Order of the Court.
     1.147 “Settlement Agreement” means that certain Settlement Agreement dated June 28, 2010, a true and correct copy of which is attached as Exhibit F to the Disclosure

Statement, that settles the Trustee Motion and the Standing Motion, through the agreement on the principal terms of the Plan and the New MIG Notes.
     1.148 “Settlement Share Price” shall mean the price per share provided under the terms of the Appraisal Judgment for all Holders of Appraisal Claims plus interest owed by the Debtor pursuant to the Appraisal Judgment through the Effective Date of the Plan, as set forth in Schedule 3 to the Plan.
     1.149 “Solicitation Procedures Order” means Order (I) Approving The Second Amended Disclosure Statement; (II) Establishing Procedures For Solicitation And Tabulation Of Votes To Accept Or Reject The Joint Second Amended Plan, Including (A) Approving Form And Manner Of Solicitation Procedures, (B) Approving Form And Manner Of Notice Of The Confirmation Hearing, (C) Establishing Record Date And Approving Procedures For Distribution Of Solicitation Packages, (D) Approving Forms Of Ballots, (E) Establishing Voting Deadline And (F) Approving Procedures For Vote Tabulations; (III) Establishing Deadline And Procedures For Filing Objections To (A) Confirmation Of The Plan And (B) Proposed Cure Amounts Related To The Assumed Contracts; And (IV) Granting Related Relief, dated August 19, 2010 [Docket No. 947].
     1.150 “Special Litigation Committee” means the Special Litigation Committee authorized by the Debtor’s Board of Directors on or about November 12, 2009 which consists of directors Alan Greene and Wayne Henderson.
     1.151 “Standing Motion” means the Committee’s Motion for Order Granting the Committee Standing to (I) Prosecute Actions On Behalf of the Debtor’s Estate; and (II) Seek a Temporary Restraining Order, Preliminary Injunction and Other Related Relief [Docket No. 310] in the Chapter 11 Case and related pleadings.
     1.152 “Stock Pledge Agreement(s)” mean(s) the Stock Pledge Agreement(s), in form acceptable to the Committee, to be filed as part of the Plan Supplement, to be executed and delivered by the Reorganized Debtor, ITC and CaucusCom, as applicable, in favor of the Collateral Agent, as secured party for the benefit of the holders of the New MIG Notes, as collateral for the New MIG Notes, which shall include pledges in favor of the Collateral Agent, as secured party for the holders of the New MIG Notes, of all of the following: (A) all of the Interests in the Reorganized Debtor by CaucusCom (the “CaucusCom Pledge”); (B) all of the Interests in ITC by the Reorganized Debtor (the “Company Pledge”); and (C) all of the Equity Securities (as defined in the ITCL LLC Agreement) owned by ITC in ITCL which pledge shall be deemed to comply with section 4.1(c) of the ITCL LLC Agreement as provided in Section 5.04 (c) of the Plan (the “ITC Pledge”).
     1.153 “Stock Escrow Agreement(s)” mean(s) the Escrow Agreement(s), in form acceptable to the Committee, to be filed as part of the Plan Supplement, to be executed in favor of the holders of New MIG Notes pursuant to Section 3.03(a) of the Plan, as part of the Class 5 Collateral for the New MIG Notes, the parties to which shall consist of a third party escrow agent selected by the Committee, the Indenture Trustee, the Class 5 Trustee, CaucusCom, and the Reorganized Debtor for the purpose of holding the certificated Interests in ITC, ITCL and the Reorganized Debtor in escrow pursuant to the terms of the New MIG Notes Indenture and the Class 5 Trust for so long as any amounts are outstanding under the New MIG Notes.
     1.154 “Supplemental Employee Retirement Benefits” means the monthly pension and retiree obligations of the Debtor arising from benefits offered by the Debtor to certain executives over the course of the Debtor’s history.
     1.155 “Supplemental Employee Retirement Claims” means Claims against the Debtor arising from Supplemental Employee Retirement Benefits by the parties listed on Schedule IV to the Plan.
     1.156 “Top-Up Share” means, for each Holder of an Appraisal Claim or Non-Appraisal Claim: (x) $4 million, multiplied by (y) (i) the amount of such Holder’s Claim (without taking into account any Top-Up Share) divided by (ii) the total amount of all such Holders’ Claims (without taking into account any Top-Up Share).
     1.157 “Trustee Motion” means the Committee’s Motion for Order, Pursuant to Sections 105(a), 1104(a), 1121(c)(1) and (d)(1) and 1112(b) of title 11 of the United States Code, Appointing a Chapter 11 Trustee and Terminating the Debtor’s Exclusivity to File a Plan or, in the Alternative, Dismissing Chapter 11 Case for Cause, Docket No. 78 in the Chapter 11 Case and related pleadings.
     1.158 “UCC” means the Uniform Commercial Code as adopted by the State of New York, NY UCC §§ 1-101, et seq.
     1.159 “Unexpired Lease” means a lease of non-residential real property to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.
     1.160 “Unimpaired” means Claims in an Unimpaired Class.
     1.161 “Unimpaired Class” means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.
     1.162 “Unsecured Claim” means a Claim arising prior to the Petition Date against the Debtor that is neither a Secured Claim nor entitled to priority under section 507 of the Bankruptcy Code or any order of the Bankruptcy Court, which Claim may be a General Unsecured Claim.
     1.163 “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.
     1.164 “Voting Deadline” means September 23, 2010 at 5:00 p.m. Eastern Time, the date and time by which all Ballots to accept or reject the Plan must be received in order to be counted, as set forth by the Solicitation Procedures Order.

     1.165 “Withheld Excess Cash” shall have the meaning set forth in the definition of Excess Cash hereinabove.
     1.166 “Yola” means Yola Investments SARL, a company incorporated in Luxembourg with its registered office at 6, rue Adolphe Fischer, L-1520 Luxembourg.
ARTICLE II
CLASSIFICATION OF CLAIMS AND INTERESTS IN THE DEBTOR
     Section 2.01. Introduction
          (a) All Claims and Interests in the Debtor, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims and Priority Tax Claims have not been classified, and the respective treatment of such unclassified Claims is set forth below in Section 3.01 of the Plan.
          (b) A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.
     Section 2.02. Unclassified Claims (not entitled to vote on the Plan)
          (a) Administrative Claims
          (b) Priority Tax Claims
     Section 2.03. Unimpaired Classes of Claims and Interests in the Debtor (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan)
          (a) Class 1. Other Priority Claims
          (b) Class 2. Secured Workers’ Compensation Obligations Claims
          (c) Class 3. General Unsecured Claims
          (d) Class 4. Supplemental Employee Retirement Claims
     Section 2.04. Impaired/Voting Classes of Claims
          (a) Class 5. Preferred Shareholder Claims
          (b) Class 6. Common Equity Interests

ARTICLE III
TREATMENT OF CLAIMS AND INTERESTS IN THE DEBTOR
     Section 3.01. Unclassified Claims
          (a) Administrative Claims
     Except to the extent that an Allowed Administrative Claim has been paid prior to the Initial Distribution Date, except as otherwise provided for herein (including Section 11.02 with respect to Professional Fee Claims) or unless otherwise agreed to by the Debtor and the Holder of an Allowed Administrative Claim, each Holder of an Allowed Administrative Claim shall be entitled to receive in full and complete settlement, release, and discharge of such Claim, payment in full in Cash of the unpaid portion of an Allowed Administrative Claim on the Distribution Date.
          (b) Priority Tax Claims
     Except to the extent that an Allowed Priority Tax Claim has been paid prior to the Initial Distribution Date or unless otherwise agreed to by the Debtor and the Holder of an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall be entitled to receive in full and complete settlement, release, and discharge of such Claim, payment in Cash of the unpaid portion of an Allowed Priority Tax Claim on the Distribution Date.
     Section 3.02. Unimpaired Classes of Claims and Interests in the Debtor
          (a) Class 1: Other Priority Claims
     Classification: Class 1 consists of Other Priority Claims against the Debtor.
     Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 1 Claims will be unaltered by the Plan. Unless otherwise agreed to by the Holders of the Allowed Class 1 Claims and the Debtor, each Holder of an Allowed Class 1 Claim shall receive in full, final and complete satisfaction, settlement, release, and discharge of such Allowed Class 1 Claim, payment of the Allowed Class 1 Claim in full in Cash on the Distribution Date.
     Voting: Class 1 is Unimpaired, and the Holders of Class 1 Claims will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 1 Claims will not be entitled to vote to accept or reject the Plan.
          (b) Class 2: Secured Workers’ Compensation Obligations Claims
     Classification: Class 2 consists of Secured Workers’ Compensation Obligations Claims against the Debtor.
     Treatment: Each Holder of an Allowed Class 2 Claim shall have its Claim Reinstated and shall receive, in full, final and complete satisfaction, settlement, release, and discharge of such Allowed Class 2 Claim and on account of its Allowed Class 2 Claim, Cash payments in the ordinary course as set forth in the Order Authorizing the Debtor to Pay Certain Prepetition Workers’ Compensation Obligations in the Ordinary Course of Business Pursuant to Sections 105(a) and 363 of the Bankruptcy Code [Docket No. 97].
     Voting: Class 2 is Unimpaired, and the Holders of Class 2 Claims will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 2 Claims will not be entitled to vote to accept or reject the Plan.
          (c) Class 3: General Unsecured Claims
     Classification: Class 3 consists of General Unsecured Claims against the Debtor.
     Treatment: Each Holder of an Allowed Class 3 Claim shall be paid in Cash on the Distribution Date, one hundred percent (100%) of the Allowed amount of its Class 3 Claim in full, final and complete satisfaction, settlement, release, and discharge of such Allowed Class 3 Claim; plus simple interest at the post-judgment interest rate provided for in 28 U.S.C. 1961 (on the Petition Date) on the unpaid principal amount of such Allowed Claim from the Petition Date to and including the Effective Date.
     Voting: Class 3 is Unimpaired, and the Holders of Class 3 Claims will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 3 Claims will not be entitled to vote to accept or reject the Plan.
          (d) Class 4: Supplemental Employee Retirement Claims
     Classification: Class 4 consists of Supplemental Employee Retirement Claims against the Debtor.
     Treatment: Each Holder of an Allowed Class 4 Claim shall receive, in full, final and complete satisfaction, settlement, release, and discharge of such Allowed Class 4 Claim and on account of its Allowed Class 4 Claim, (i) its SERP Catch-up Payment, and (ii) monthly Cash payments on account of the Supplemental Employee Retirement Benefits due in the ordinary course after the Effective Date; plus simple interest on the SERP Catch-Up Payment from the Petition Date, or such later date that such payment was originally due, to and including the Effective Date, at the post-judgment interest rate provided for in 28 U.S.C. 1961 (on the Petition Date) on the unpaid principal amount of such Allowed Claim.
     Voting: Class 4 is Unimpaired, and the Holders of Class 4 Claims will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 4 Claims will not be entitled to vote to accept or reject the Plan.
     Section 3.03. Impaired/Voting Classes of Claims and Interests in the Debtor
          (a) Class 5: Preferred Shareholder Claims
     Classification: Class 5 consists of the Allowed Preferred Shareholder Claims.

     Treatment: On the Effective Date, each Holder of an Allowed Class 5 Claim shall be entitled to receive, in full, final and complete satisfaction, settlement, release, and discharge of such Allowed Class 5 Claim, subject to the provisions of Section 11.10 of the Plan, its Pro Rata share of:
               (i) the New MIG Notes to be issued pursuant to Section 5.04 of the Plan and secured by the Class 5 Collateral as provided in the New MIG Notes Indenture, the Stock Pledge Agreement(s), the Stock Escrow Agreement(s), and the Blanket Lien,
               (ii) the New Warrants to be issued pursuant to Section 5.04 of the Plan,
               (iii) Beneficial Interests in the Class 5 Trust to be established pursuant to Section 5.08 of the Plan; and
               (iv) the Excess Cash not including any Withheld Excess Cash, provided however, that any Withheld Excess Cash shall be paid to the Holders of Allowed Class 5 Claims as follows:
(A) Effective as of the Effective Date, the principal amount of the New MIG Notes shall be increased by the amount of the Withheld Excess Cash; and
(B) The amount of the Withheld Excess Cash shall be transferred to the Indenture Trustee by not later than fifteen (15) days after received by the Reorganized Debtor and in any event by not later than one (1) year after the Effective Date pursuant to the Mandatory Redemption provisions of the New MIG Notes and New MIG Notes Indenture. The Indenture Trustee shall use such Withheld Excess Cash to redeem New MIG Notes Pro Rata at the next scheduled Interest Payment Date under the New MIG Notes Indenture.
     The Reorganized Debtor shall exercise its best efforts to cause the Withheld Excess Cash to be distributed from Magticom to ITCL, from ITCL to ITC, and from ITC to the Reorganized Debtor as soon as practicable after the Effective Date, and to the fullest extent permitted by law, shall not take any actions, or permit the New Board to take any actions, to delay the distribution of such Withheld Excess Cash to the Indenture Trustee to fund the Mandatory Redemption provisions of the New MIG Notes and the New MIG Indenture.
     Voting: Class 5 is Impaired, and Holders of Class 5 Claims will be entitled to vote to accept or reject the Plan.
          (b) Class 6: Common Equity Interests
     Classification: Class 6 consists of the Common Equity Interests in the Debtor held by CaucusCom as of the Petition Date.
     Treatment: The Holder of the Allowed Class 6 Interest shall receive 100% of the New Common LLC Interests in the Reorganized Debtor subject to dilution by the New Warrants.

     Voting: Class 6 is Impaired, and the Holder of Class 6 Interests will be entitled to vote to accept or reject the Plan.
     Section 3.04. Special Provisions Regarding Insured Claims
          (a) Distributions under the Plan to each Holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for General Unsecured Claims; provided, however, that the maximum amount of any Distribution under the Plan on account of an Allowed Insured Claim shall be limited to an amount equal to the applicable self-insured retention under the relevant insurance policy; provided, further, however, that, to the extent a Holder has an Allowed Insured Claim, the amount of which exceeds the total coverage available from the relevant insurance policies of the Debtor, such Holder shall have an Allowed General Unsecured Claim in the amount by which such Allowed Insured Claim exceeds the coverage available from the Debtor’s insurance policies. Nothing in this section shall constitute a waiver of any Litigation Rights the Debtor may hold against any Person, including the Debtor’s insurance carriers; and nothing in this section is intended to, shall, or shall be deemed to preclude any Holder of an Allowed Insured Claim from seeking and/or obtaining a Distribution or other recovery from any insurer of the Debtor in addition to (but not in duplication of) any Distribution such Holder may receive under the Plan; provided, however, that the Debtor does not waive, and expressly reserves its rights to assert that any insurance coverage is property of the Estate to which it is entitled.
          (b) The Plan shall not expand the scope of, or alter in any other way, the rights and obligations of the Debtor’s insurers under their policies, and the Debtor’s insurers shall retain any and all defenses to coverage that such insurers may have, including the right to contest and/or litigate with any party, including the Debtor, the existence, primacy and/or scope of available coverage under any alleged applicable policy. The Plan shall not operate as a waiver of any other Claims the Debtor’s insurers have asserted or may assert in any Proof of Claim or the Debtor’s rights and defenses to such Proofs of Claim.
     Section 3.05. Reservation of Rights Regarding Claims
     Except as otherwise explicitly provided in the Plan, nothing herein shall affect the Debtor’s or the Reorganized Debtor’s rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.
ARTICLE IV
ACCEPTANCE OR REJECTION OF THE PLAN
     Section 4.01. Impaired Classes of Claims Entitled to Vote
     Holders of Allowed Claims and Interests in the Debtor in each Impaired Class of Claims or Interests in the Debtor are entitled to vote as a Class to accept or reject the Plan. Accordingly, only the votes of Holders of Claims in Classes 5 and 6 shall be solicited with respect to the Plan.

     Section 4.02. Acceptance by an Impaired Class
     In accordance with section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims in such Class that have timely and properly voted to accept or reject the Plan.
     Section 4.03. Presumed Acceptances by Unimpaired Classes
     Classes 1 through 4 are Unimpaired under the Plan. Under section 1126(f) of the Bankruptcy Code, Holders of such Unimpaired Claims are conclusively presumed to have accepted the Plan, and the votes of Holders of such Unimpaired Claims shall not be solicited.
     Section 4.04. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code
     To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Plan Proponents reserve the right to request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Plan Proponents reserve the right to alter, amend, modify, revoke, or withdraw the Plan, the Plan Supplement, or any schedule or exhibit, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.
     Section 4.05. Elimination of Vacant Classes
     Any Class of Claims or Interests in the Debtor that does not contain, as of the date of the commencement of the Confirmation Hearing, a Holder of an Allowed Claim or Interest, or a Holder of a Claim temporarily allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Plan for all purposes, including for purposes of determining acceptance of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.
ARTICLE V
MEANS FOR IMPLEMENTATION OF THE PLAN
     Section 5.01. Continued Corporate Existence
     After the Effective Date, the Reorganized Debtor may operate its business and use, acquire, dispose of property and settle and compromise Claims or Interests without the supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules subject to the terms of this Plan and the Plan Supplement and all documents and exhibits thereto implementing the provisions of the Plan.
     Section 5.02. Corporate Governance
     Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, on the Effective Date, the New Board will be constituted in the manner set forth in Section 5.05 below and the officers of the Reorganized Debtor will be as set forth in

Section 5.06 below. Each such officer will serve from and after the Effective Date in accordance with the terms of the Operating Agreement and/or other governance policies of the Reorganized Debtor, as the same may be amended from time to time, pursuant to applicable state law.
     The New Corporate Governance Documents satisfy the provisions of this Plan and the Bankruptcy Code and shall include, among other things, (a) pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code and (b) manager liability exculpation, indemnity and advancement provisions to the fullest extent permitted by Delaware law. After the Effective Date, the Reorganized Debtor may amend and restate the New Corporate Governance Documents and any other certificates or articles of incorporation, by-laws, limited liability company agreements, certificates of formation, partnership agreements and certificates of partnership, as applicable, as permitted by applicable law.
     Section 5.03. Cancellation of Common Equity Interests and Agreement
     Except as otherwise provided for herein, or in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article III hereof, the Common Equity Interests, the Preferred Equity Interests and any other promissory notes, share certificates, whether for preferred or common stock (including treasury stock), other instruments evidencing any Claims or Interests in the Debtor, other than a Claim that is being Reinstated and rendered Unimpaired, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests in the Debtor shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtor under the notes, share certificates and other agreements and instruments governing such Claims and Interests in the Debtor shall be discharged subject to the provisions of the Plan. The Holders of or parties to such canceled notes, shares, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, shares, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.
     Section 5.04. Authorization and Issuance of New Common LLC Interests, New MIG Notes and Indenture, Collateral Documents, New Warrants and Class 5 Trust Agreement
          (a) On the Effective Date, the Reorganized Debtor shall be authorized to issue, execute, deliver and perform under: (i) the New Common LLC Interests; (ii) the New MIG Notes; (iii) the New Warrants; (iv) the Class 5 Trust Agreement and the Beneficial Interests in the Class 5 Trust; (v) the New MIG Notes Indenture; (vi) the Collateral Documents; (vii) all other documents evidencing a security interest in the Class 5 Collateral in favor of the holders of the New MIG Notes; and (vi) any other documents incidental thereto as necessary to implement the terms of the Plan.
          (b) The issuance of the New Common LLC Interests, New MIG Notes and New Warrants and all other instruments, certificates and other documents required to be issued or distributed pursuant to the Plan shall be authorized under section 1145 of the Bankruptcy

Code as of the Effective Date without further act or action, except as may be required by the New Corporate Governance Documents, or applicable law, regulation, order or rule; and all documents evidencing same shall be executed and delivered as provided for in the Plan or the Plan Supplement.
          (c) With respect to the ITC Pledge: (i) ITC shall be a co-obligor under the New MIG Notes Indenture and the New MIG Notes, such that ITC shall be indebted to the holders of the New MIG Notes; (ii) the ITC Pledge shall secure solely ITC’s obligations to the holders of the New MIG Notes pursuant to the New MIG Notes Indenture and the New MIG Notes; (iii) the Equity Securities (as defined in the ITCL LLC Agreement) shall be pledged to the Collateral Agent as secured party for the benefit of the holders of New MIG Notes and such holders (and the Collateral Agent as secured party for the benefit of such holders) shall be deemed to be, and are hereby agreed to be, “banks, financial institutions or institutional investors” within the meaning of Section 4.1(c) of the ITCL LLC Agreement; and (iv) the holders of the New MIG Notes and Collateral Agent, as secured party for the benefit of such holders, shall acquire only a security interest in the Equity Securities (as defined in the ITCL LLC Agreement) owned by ITC in ITCL entitling them to the proceeds from any sale of such Equity Securities pursuant to a sale conducted in compliance with the terms of the ITCL LLC Agreement and not title to such Equity Securities or any other rights incidental thereto. The foregoing shall be deemed to, and are hereby agreed to, comply with the requirements of section 4.1(c) of the ITCL LLC Agreement.
     Section 5.05. New Board of Managers of the Reorganized Debtor
     Pursuant to the Operating Agreement, the New Board shall initially consist of six (6) members on the Effective Date as follows: (a) four (4) of the members of the New Board shall be designated by the Debtor and (b) two (2) of the members of the New Board shall be designated by the Committee as the Class 5 Directors, provided such Persons are reasonably acceptable to the Debtor, such consent not to be unreasonably withheld. The identity of all members of the New Board shall be set forth in the Plan Supplement. The initial members of the New Board shall serve from the Effective Date and thereafter in accordance with the New Corporate Governance Documents.
     Section 5.06. Managers, Officers and Key Employees of Reorganized Debtor; Indemnification
          (a) The initial officers of the Reorganized Debtor shall be disclosed in the Plan Supplement.
          (b) Upon the Effective Date, the New Corporate Governance Documents of the Reorganized Debtor, shall contain provisions which (i) indemnify the Debtor’s and the Reorganized Debtor’s then present and future managers, directors and officers for post-emergence monetary damages resulting from breaches of their fiduciary duties on or after the Effective Date to the fullest extent permitted by applicable state law; and (ii) require such Reorganized Debtor, subject to appropriate procedures, to indemnify and advance expenses to the Debtor’s and the Reorganized Debtor’s managers, directors, officers, and other key employees (as such key employees are identified by the Chief Executive Officer of the

Reorganized Debtor and the New Board) serving on or after the Effective Date for all claims and actions relating to postpetition service to the fullest extent permitted by applicable state law.
          (c) All indemnification or advancement provisions currently in place (whether in the by-laws, certificates of incorporation, board resolutions, agreements or employment contracts) for the directors of the Debtor who were in place as of the Petition Date and current officers, employees, attorneys, other professionals and agents of the Debtor and the Debtor’s former CEO, Mark Hauf, shall be assumed through the Effective Date, subject to replacement by the foregoing provisions in section 5.06(b), if applicable, for the period on and after the Effective Date. All indemnification or advancement provisions in place on and prior to the Effective Date for those parties set forth in the preceding sentence, not replaced pursuant to the provisions of section 5.06(b), shall survive the Effective Date for Claims related to or in connection with any actions, omissions or transactions occurring prior to the Effective Date.
          (d) To the extent authorized in the Agreed Budget, upon and after the Effective Date, and for six (6) years thereafter, the Debtor or the Reorganized Debtor, as the case may be, shall obtain reasonably sufficient tail coverage under a director and officer liability insurance policy for the current and former directors and officers of the Reorganized Debtor and its Affiliates. As of the Effective Date, the Debtor shall assume all obligations owing under the director and officer insurance policies pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Debtor’s foregoing assumption of each of the director and officer liability insurance policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair or otherwise modify any indemnity or advancement obligations assumed by the foregoing assumption of the director and officer liability insurance policies, and each such indemnity or advancement obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtor under the Plan as to which no Proof of Claim need be Filed.
     Section 5.07. Management Incentive Plan
     To the extent authorized in the Agreed Budget and subject to approval of the Class 5 Directors, for so long as the New MIG Notes remain outstanding, on or after the Effective Date, the New Board shall develop, approve and implement the terms and the conditions of the Management Incentive Plan (including the identity of the participants); provided, however, any Management Incentive Plan that does not contemplate any payment until after the payment in full of the New MIG Notes may be adopted without the consent of either the Committee or the Class 5 Directors. On and after the Effective Date, eligible persons who receive awards under such Management Incentive Plan shall be entitled to the benefits thereof on the terms and conditions provided for therein. As of the Effective Date, all equity-based awards granted by the Debtor prior to the Petition Date shall terminate and cease to be binding on the Debtor.
     Section 5.08. Establishment of the Class 5 Trust; Appointment of the Class 5 Trustee; Funding of the Class 5 Trust; Termination of the Class 5 Trust; Exculpation and Indemnification; International Recognition
          (a) On the Effective Date, the Debtor and the Class 5 Trustee shall execute the Class 5 Trust Agreement and shall take all other steps necessary to establish the Class 5 Trust in accordance with the Plan. Notwithstanding any prohibition of assignability under applicable non-bankruptcy law, on the Effective Date the Debtor shall be deemed to have automatically transferred to the Class 5 Trust all of its right, title, and interest in and to all of the Class 5 Trust Assets, and in accordance with section 1141 of the Bankruptcy Code, all such assets shall automatically vest in the Class 5 Trust free and clear of all Claims and Liens.
          (b) From and after the Effective Date, the Class 5 Trustee shall serve as trustee of the Class 5 Trust, and shall have all powers, rights and duties of a trustee, as set forth in the Class 5 Trust Agreement. In the event the Class 5 Trustee is no longer willing or able to serve as trustee, then the successor shall be appointed by the mutual agreement of the Class 5 Board Members (as set forth in the Class 5 Trust Agreement), or as otherwise determined by the Bankruptcy Court, and notice of the appointment of such Class 5 Trustee shall be filed with the Bankruptcy Court.
          (c) The Class 5 Trust Funding Amount shall be provided by the Debtor on the Effective Date in the amount of $750,000. The Reorganized Debtor shall have no further obligation to fund the Class 5 Trust. Upon full repayment of the New MIG Notes, any remaining portion of the Class 5 Trust Funding Amount shall be returned to the Reorganized Debtor and the Class 5 Trust shall be terminated.
          (d) The Class 5 Trust and the duties, responsibilities and powers of the Class 5 Trustee shall terminate in accordance with the terms of the Class 5 Trust Agreement, including the right to bring the Change of Control Litigation and standing to bring the Change of Control Litigation on behalf of the Debtor and its subsidiaries at any time after the Effective Date of the Plan, if in the sole discretion of such Class 5 Trustee there is an Event of Default or threat of an Event of Default under the New MIG Notes; provided, however, that the Class 5 Trustee may commence such a proceeding anytime after November 1, 2011 regardless of the existence or threat of an Event of Default unless the Reorganized Debtor has delivered a tolling agreement in form acceptable to the Class 5 Trustee tolling the statute of limitations on behalf of all affected parties for commencement of such an action.
          (e) The Class 5 Trustee, and the Class 5 Trustee’s Counsel, shall be exculpated and indemnified pursuant to and in accordance with the terms of the Class 5 Trust Agreement.
          (f) The Class 5 Trustee shall be: (i) recognized by foreign courts, tribunals and jurisdictions, (ii) the subject of the recognition of comity of such foreign courts, tribunals and jurisdictions and (iii) vested with the authority of a statutory trustee pursuant to the Class 5 Trust Agreement.
     Section 5.09. Disbanding of Special Litigation Committee
     Effective as of June 27, 2010, the Special Litigation Committee shall be deemed stayed from any further investigation or any other activity through the Effective Date and shall further be deemed terminated and disbanded as of the Effective Date. Any appeals related to the Standing Motion or Special Litigation Committee shall be deemed dismissed as of the Effective

Date and the Plan Proponents shall file a joint notice of such dismissal as soon as practicable after the Effective Date.
     Section 5.10. Debtor Parent, Debtor Parent Affiliates’ and Releasee Obligations under Plan
          (a) In consideration of the direct and indirect economic benefits under this Plan, as a condition precedent to the effectiveness of the Releases set forth in Section 11.10 of this Plan, for so long as any amounts remain due and outstanding under the New MIG Notes, Debtor Parent, the Debtor Parent Affiliates and other Releasees shall: (i) agree to be bound by and comply with the terms of the Plan that apply to such Releasee, including without limitation Section 11.12 of the Plan; and (ii) shall not take any action directly or indirectly that would have the effect of triggering an ITC Cellular Change of Control, as defined in the ITCL LLC Agreement.
          (b) As a condition precedent to the Releases set forth in Section 11.10 of this Plan, each of the Debtor Parent, Debtor Parent Affiliates and Releasees under Section 11.10 of this Plan shall deliver duly executed (i) Acknowledgement Agreements, in form acceptable to the Committee evidencing their consent and agreement to this Section 5.10 of the Plan; and (ii) executed Collateral Documents to the extent the Committee determines such entities are required parties to the Collateral Documents in the Plan Supplement or other documents necessary to implement the Plan (e.g., CaucusCom as to the Stock Pledge Agreement and Stock Escrow Agreement related to the granting of a security interest to the holders of New MIG Notes in the Interests in the Reorganized Debtor).
     Section 5.11. Revesting of Assets; Preservation of Causes of Action, Litigation Rights and Avoidance Actions; Release of Liens; Resulting Claim Treatment
          (a) Except as otherwise provided herein, or in the Confirmation Order, and pursuant to section 1123(b)(3) and section 1141(b) and (c) of the Bankruptcy Code, on the Effective Date, all of the property and assets of the Debtor and all Causes of Action and Litigation Rights, including the Avoidance Actions and the Malpractice Action, shall automatically revest in the Reorganized Debtor, free and clear of all Claims, Liens and Interests, except for the Class 5 Trust Assets which shall automatically vest in the Class 5 Trust on the Effective Date. The Reorganized Debtor (directly or through the Disbursing Agent) shall make all Distributions under the Plan. Thereafter, the Reorganized Debtor may operate its business and may use, acquire, and dispose of such property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all such property of the Reorganized Debtor shall be free and clear of all Claims, Liens and Interests, except as specifically provided in the Plan or the Confirmation Order and the Reorganized Debtor shall receive the benefit of any and all discharges under the Plan. For the avoidance of doubt, the foregoing is subject and without prejudice to the Claims, Causes of Action, Litigation Rights, property and assets vested in the Class 5 Trust pursuant to this Plan.
          (b) Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code and to the fullest extent possible under applicable law, on the Effective Date, the Reorganized Debtor shall retain and may enforce, and shall have the sole right to enforce or prosecute, any claims, demands, rights, and Causes of Action that the Debtor may hold against any Entity, including, without limitation, all Avoidance Actions and the Malpractice Action, except with respect to the Class 5 Trust Assets (including the Change of Control Litigation). The Reorganized Debtor or its successor may pursue such retained claims, demands, rights or Causes of Action or Litigation Rights, including, without limitation, Avoidance Actions or the Malpractice Action, as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor holding such claims, demands, rights, Causes of Action or Litigation Rights. For the avoidance of doubt, the foregoing is subject and without prejudice to the rights of the Class 5 Trustee in the Class 5 Trust Assets.
          (c) If, as a result of the pursuit of any Litigation Rights or Avoidance Actions, a Claim would arise from a recovery pursuant to section 550 of the Bankruptcy Code after Distributions under the Plan have commenced, making it impracticable to treat the Claim in accordance with the applicable provisions of Article VII of the Plan, the Reorganized Debtor shall be permitted to reduce the recovery by an amount that reflects the value of the treatment that would have been accorded to the Claim under the Plan, thereby effectively treating the Claim through the reduction, provided however that this provision shall not apply to the Holders of Allowed Appraisal Claims or Allowed Non-Appraisal Claims.
     Section 5.12. Restructuring Transactions
          (a) On, as of, or after the Effective Date, the Reorganized Debtor may enter into such transactions and may take such actions as may be necessary or appropriate, in accordance with any applicable state law, to effect a corporate or operational restructuring of its business, to otherwise simplify the overall corporate or operational structure of the Reorganized Debtor, to achieve corporate or operational efficiencies, or to otherwise improve financial results; provided that such transactions or actions are not otherwise inconsistent with the Plan, the Distributions to be made under the Plan, the New Corporate Governance Documents, the New MIG Notes or the New MIG Notes Indenture.
          (b) Specifically, on or before the Effective Date, the Debtor shall execute such documents and make such filings, as necessary under applicable law, to effectuate the following transactions:
               (i) The Reorganized Debtor will convert from a Delaware corporation to a Delaware limited liability company to be known as “MIG, LLC” by the filing of a Certificate of Conversion and a Certificate of Formation with the Secretary of State of the State of Delaware.
               (ii) The Reorganized Debtor will issue and deliver the: (a) New MIG Notes; (b) New Warrants; (c) New MIG Indenture and other Collateral Documents contemplated therein; (d) Class 5 Trust Agreement; (e) New Common LLC Interests; and (f) Operating Agreement.
               (iii) The Reorganized Debtor shall cause the dissolution of MIG International Telecommunications, Inc. and MIG Georgia Holdings, Inc. such that the

Reorganized Debtor will directly own 100% of the Interests in ITC. Thereafter, the Reorganized Debtor shall exercise good faith best efforts to seek to dissolve Telcell Wireless LLC.
               (iv) Certain entities owned by the Debtor (i) may be merged with and into the Reorganized Debtor or (ii) may be dissolved.
     Section 5.13. Effectuating Documents; Further Transactions
     The Chief Executive Officer, the Chief Financial Officer, or any other appropriate officer of the Reorganized Debtor shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. In addition, and without limitation of the foregoing, the Secretary or Assistant Secretary of the Reorganized Debtor shall be authorized to certify or attest to any of the foregoing actions.
     Section 5.14. Exemption from Certain Transfer Taxes
     Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer from the Debtor to the Reorganized Debtor or any other Person or Entity pursuant to this Plan, the granting or recording of any Lien or mortgage on any property under the Exit Facility, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment. State or local governmental officials or agents are directed to forego the collection of any such tax or governmental assessment and to accept for Filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
     Section 5.15. Corporate Action
     On the Effective Date, the adoption and/or filing of the New Corporate Governance Documents, as applicable, the appointment of managers and/or officers of the Reorganized Debtor, and all actions contemplated hereby shall be authorized and approved in all respects pursuant to the Plan. All matters provided for herein involving the corporate structure of the Debtor or Reorganized Debtor, and any corporate action required by the Debtor or Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the directors, stockholders, members or managers of the Debtor or Reorganized Debtor, except that the Debtor shall take affirmative steps to file the documents necessary to implement the Restructuring Transactions set forth in Section 5.12 (b) of the Plan. On the Effective Date, and pursuant to Section 303 of the General Corporation Law of the State of Delaware, the appropriate officers or managers of the Reorganized Debtor are authorized and directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan in the name of and on behalf of the Reorganized Debtor without the need for any required approvals, authorizations, or consents, except for any express consents required under the Plan.

     Section 5.16. Reorganized Debtor’s Obligations Under the Plan
     From and after the Effective Date, the Reorganized Debtor shall exercise its reasonable discretion and business judgment to perform the corresponding obligations under the Plan of its predecessor or predecessor-in-interest. The Plan will be administered and actions will be taken in the name of the Debtor and the Reorganized Debtor. From and after the Effective Date, the Reorganized Debtor shall conduct, among other things, the following tasks:
          (a) Produce, administer and implement the Agreed Budget from the Effective Date until such time the New MIG Notes are paid in full without changes or modifications thereto unless such changes, amendments or modifications are approved by the New Board including, for so long as the New MIG Notes remain outstanding, the two Class 5 Directors.
          (b) Administer the Plan and take all steps and execute all instruments and documents necessary to effectuate the terms of the Plan;
          (c) Implement the governance provisions including without limitation the following, which shall be set forth in more detail in the Operating Agreement:
               (i) For so long as the New MIG Notes remain outstanding, upon resignation of any of the Class 5 Directors appointed to serve on the New Board as of the Effective Date pursuant to Section 5.05 of the Plan, any replacement or successor Class 5 Director appointed to serve on the New Board shall be appointed as provided in the New MIG Notes Indenture and any such replacement or successor Class 5 Director shall be reasonably acceptable to the Reorganized Debtor, such consent not to be unreasonably withheld;
               (ii) The Class 5 Directors shall resign when the New Notes are paid in full;
               (iii) For so long as the New MIG Notes remain outstanding, a quorum of the New Board shall not be established unless at least one Class 5 Director is present; provided, however, that after three (3) duly noticed and constituted meetings of the New Board at which at least one Class 5 Director is not present, at the third such meeting, a majority of the total authorized number of managers shall be deemed to constitute a quorum for the transaction of business.
               (iv) As of the Effective Date, ITC shall be deemed to have assigned its right to designate one of its two observers (that do not have voting rights) to the ITCL Board Meetings or equivalent Meeting of the Partners, under Section 2.1(a) of the ITCL LLC Agreement, to the Class 5 Directors. Pursuant to such assignment, and until such time as there is any amount outstanding under the New MIG Notes, the Class 5 Directors shall have the right to appoint a Person to serve as the Designated Class 5 Observer (that does not have voting rights). Such Person may be one of the Class 5 Directors or a third party designated by the Class 5 Directors for such purpose with approval of the New Board, such approval not to be unreasonably withheld, provided the reasonable fees and expenses incurred by such designated Person shall be paid by the Reorganized Debtor, with such fees and expenses subject to the approval of the New Board. The New Board shall ensure that the Designated Class 5 Observer is duly noticed of all ITCL Board Meetings or equivalent Meetings of the Partners.

               (v) The New Board shall provide not less than twenty (20) days prior notice of a meeting of the New Board or equivalent meetings (at ITCL, Magticom and equivalent listing vehicle) to the Class 5 Directors and Designated Class 5 Observer, and such meetings will be conducted with a translator present upon request of the Designated Class 5 Observer.
          (d) Pursue (including, as it determines through the exercise of its business judgment, prosecuting, enforcing, objecting to, litigating, reconciling, settling, abandoning, and resolving) all of the rights, Claims, Causes of Action, defenses, and counterclaims retained by the Debtor or the Reorganized Debtor;
          (e) Reconcile Claims and resolve Disputed Claims, and administer the Claims allowance and disallowance processes as set forth in the Plan, including objecting to, prosecuting, litigating, reconciling, settling, and resolving Claims and Disputed Claims in accordance with the Plan;
          (f) Make decisions regarding the retention, engagement, payment, and replacement of professionals, employees and consultants;
          (g) Administer the Distributions under the Plan, including (i) making Distributions in accordance with the terms of the Plan, and (ii) Filing with the Bankruptcy Court on each three (3) month anniversary of the Effective Date reports regarding the Distributions made and to be made to the Holders of Allowed Claims as required by the U.S. Trustee;
          (h) Exercise such other powers as necessary or prudent to carry out the provisions of the Plan;
          (i) File appropriate tax returns; and
          (j) Take such other action as may be necessary or appropriate to effectuate the Plan.
     Section 5.17. Transactions on Business Days
     If the date on which a transaction may occur under this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.
     Section 5.18. No ITC Cellular Change of Control
     Notwithstanding anything to the contrary herein, the transactions contemplated by the Plan and the consequences of the Plan’s implementation as of the Effective Date shall not trigger any ITC Cellular Change of Control under the terms of the ITCL LLC Agreement or the PSA.
     Section 5.19. Settlement of Standing Motion and Trustee Motion
     Upon the Confirmation Order becoming a Final Order, the Settlement Agreement shall be deemed to be a full and final settlement of the Committee’s Trustee Motion and Standing Motion

and shall automatically be approved as of the Effective Date pursuant to Bankruptcy Rule 9019 and applicable law as being in the best interests of the Debtor’s Estate.
     Section 5.20. Compromise and Settlement Under the Plan
     NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, THE ALLOWANCE, CLASSIFICATION AND TREATMENT OF ALL ALLOWED CLAIMS AND ALLOWED INTERESTS AND THEIR RESPECTIVE DISTRIBUTIONS AND TREATMENTS HEREUNDER TAKE INTO ACCOUNT FOR AND CONFORM TO THE RELATIVE PRIORITY AND RIGHTS OF THE CLAIMS AND INTERESTS IN EACH CLASS IN CONNECTION WITH ANY CONTRACTUAL, LEGAL AND EQUITABLE SUBORDINATION RIGHTS RELATING THERETO. AS OF THE EFFECTIVE DATE, ANY AND ALL SUCH RIGHTS DESCRIBED IN THE PRECEDING SENTENCE ARE SETTLED, COMPROMISED AND RELEASED PURSUANT TO THE PLAN. THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING AND DETERMINATION THAT THE SETTLEMENTS REFLECTED IN THE PLAN, INCLUDING ALL ISSUES PERTAINING TO THE TRUSTEE MOTION AND THE STANDING MOTION, ARE (1) IN THE BEST INTERESTS OF THE DEBTOR AND ITS ESTATE, (2) FAIR, EQUITABLE AND REASONABLE, (3) MADE IN GOOD FAITH AND (4) APPROVED BY THE BANKRUPTCY COURT PURSUANT TO SECTION 363 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 9019. IN ADDITION, THE ALLOWANCE, CLASSIFICATION AND TREATMENT OF ALLOWED CLAIMS TAKES INTO ACCOUNT ANY CAUSES OF ACTION, CLAIMS OR COUNTERCLAIMS, WHETHER UNDER THE BANKRUPTCY CODE OR OTHERWISE UNDER APPLICABLE LAW, THAT MAY EXIST BETWEEN THE DEBTOR AND THE RELEASING PARTIES; AND AS BETWEEN THE RELEASING PARTIES AND THE RELEASEES. AS OF THE EFFECTIVE DATE, ANY AND ALL SUCH CAUSES OF ACTION, CLAIMS AND COUNTERCLAIMS ARE SETTLED, COMPROMISED AND RELEASED PURSUANT TO THE PLAN AND THE CONFIRMATION ORDER.
ARTICLE VI
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
     Section 6.01. Assumption of Executory Contracts and Unexpired Leases
          (a) The Plan Supplement shall set forth a Schedule of Unexpired Executory Contracts and Unexpired Leases To Be Assumed as of the Effective Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumption or assumption and assignment, of such contracts as contemplated herein pursuant to section 365 of the Bankruptcy Code.
          (b) Notwithstanding anything to the contrary in the Plan, the Debtor and the Reorganized Debtor reserve the right to assert that any license, franchise and partially performed contract is a property right and not an Executory Contract. Contracts or leases entered into after the Petition Date will be performed by the Reorganized Debtor in the ordinary course of business.

          (c) Notwithstanding anything to the contrary in any contract, agreement or lease to which the Reorganized Debtor is a party, (a) the transactions contemplated by the Plan and (b) the consequences of the Plan’s implementation shall not trigger any change of control or similar provisions and shall not be voided by any restraints against assignment in any contract, agreement or lease governed by the Plan.
     Section 6.02. Rejection of Executory Contracts and Unexpired Leases
          (a) Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture, or other agreement or document entered into by the Debtor in connection with the Plan, as of the Effective Date, the Debtor shall be deemed to have rejected each prepetition written Executory Contract and Unexpired Lease to which it is a party unless such Executory Contract or Unexpired Lease (a) is expressly assumed or rejected pursuant to a Final Order prior to the Confirmation Date, (b) previously expired or terminated pursuant to its own terms, (c) is listed on the Schedule of Unexpired Executory Contracts and Unexpired Leases To Be Assumed filed with the Plan Supplement, (d) is the subject of any pending motion, including to assume, to assume on modified terms, to reject or to make any other disposition Filed by the Debtor on or before ten (10) days prior to the Confirmation Date.
          (b) The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejection of executory contracts as contemplated herein pursuant to section 365 of the Bankruptcy Code.
     Section 6.03. Assignment of Executory Contracts and Unexpired Leases
     To the extent provided under the Bankruptcy Code or other applicable law, any Executory Contract or Unexpired Lease transferred and assigned pursuant to this Plan shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such Executory Contract or Unexpired Lease (including those of the type described in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts or conditions such transfer or assignment. To the extent provided under the Bankruptcy Code or other applicable law, any provision that prohibits, restricts or conditions the assignment or transfer of any such Executory Contract or Unexpired Lease or that terminates or modifies such Executory Contract or Unexpired Lease or allows the counterparty to such Executory Contract or Unexpired Lease to terminate, modify, recapture, impose any penalty, condition renewal or extension or modify any term or condition upon any such transfer and assignment constitutes an unenforceable anti-assignment provision and is void and of no force or effect.
     Section 6.04. Cure Rights for Executory Contracts and Unexpired Leases Assumed Under the Plan
     Any monetary amounts by which each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by Cure. If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of any Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order by the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided, however, that the Debtor or Reorganized Debtor, as applicable, shall be authorized to reject any Executory Contract or Unexpired Lease to the extent the Debtor or Reorganized Debtor, in the exercise of its sound business judgment, concludes that the amount of the Cure obligation as determined by such Final Order, renders assumption of such Executory Contract or Unexpired Lease unfavorable to the Debtor or Reorganized Debtor. Cure amounts are listed in the Plan Supplement, which shall be Filed at least ten (10) days prior to the Confirmation Hearing as part of the Plan Supplement. If no Cure amount for an assumed Executory Contract or Unexpired Lease is listed in the Plan Supplement, the Cure amount shall be deemed to be $0.
     Section 6.05. Rejection Damages Bar Date for Rejections Pursuant to Plan
     If the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtor, its Estate, the Reorganized Debtor or any of its properties unless a Proof of Claim is Filed with the claims agent and served upon counsel to the Reorganized Debtor within thirty (30) days after entry of the Confirmation Order. The foregoing applies only to Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan; any other Claims held by a party to a rejected contract or lease shall have been evidenced by a Proof of Claim Filed by earlier applicable Bar Dates or shall be barred and unenforceable. Notwithstanding the foregoing, any management agreement between the Debtor and CaucusCom or any Insider of the Debtor shall be deemed rejected as of the Effective Date and no rejection claim shall be allowed on account of such rejection. Any management fees after the Effective Date shall be payable only as permitted in the Agreed Budget.
     Section 6.06. Certain Indemnification Obligations Owed by Debtor
          (a) Indemnification Obligations owed to directors, officers, and employees of the Debtor (or the Estate) who served or were employed by the Debtor as of and after the Petition Date, shall be deemed to be, and shall be treated as though they are, Executory Contracts that are assumed pursuant to section 365 of the Bankruptcy Code and Section 6.01 of the Plan. Notwithstanding the foregoing, the Reorganized Debtor shall not assume any claim for liability, reimbursement obligations, contributions or indemnity concerning the contractual obligations of directors or officers of the Debtor, including, without limitation, the contractual guaranties.
          (b) All Indemnification Obligations owed to directors, officers, and employees of the Debtor who served or were employed by the Debtor on or prior to, but not after, the Petition Date shall be deemed to be, and shall be treated as though they are, Executory Contracts that are rejected pursuant to section 365 of the Bankruptcy Code under the Plan.
          (c) Indemnification Obligations owed to any Professionals retained pursuant to sections 327 or 328 of the Bankruptcy Code and order of the Bankruptcy Court, to the extent that such Indemnification Obligations relate to the period after the Petition Date, excluding claims resulting from gross negligence, willful misconduct, breach of fiduciary duty, self-interested transactions or intentional tort, shall be deemed to be, and shall be treated as though they are, Executory Contracts that are assumed pursuant to section 365 of the Bankruptcy Code and Section 6.01 of the Plan.
     Section 6.07. Continuing Obligations Owed to Debtor
          (a) Any confidentiality agreement entered into between the Debtor and any other Person requiring the parties to maintain the confidentiality of each other’s proprietary information shall be deemed to be, and shall be treated as though it is, an Executory Contract that is assumed and assigned pursuant to section 365 of the Bankruptcy Code and Section 6.01 of the Plan, except as otherwise provided in the Plan.
          (b) Any indemnity agreement entered into between the Debtor and any other Person requiring the supplier to provide insurance in favor of the Debtor, to warrant or guarantee such supplier’s goods or services, or to indemnify the Debtor for claims arising from the goods or services shall be deemed to be, and shall be treated as though it is, an Executory Contract that is assumed and assigned pursuant to section 365 of the Bankruptcy Code and Section 6.01 of the Plan; provided, however, that if any party thereto asserts any Cure, at the election of the Debtor such agreement shall not be deemed assumed, and shall instead be rejected pursuant to section 365 of the Bankruptcy Code under the Plan.
          (c) Continuing obligations of third parties to the Debtor under insurance policies, contracts, or leases that have otherwise ceased to be executory or have otherwise expired on or prior to the Effective Date, including, without limitation, continuing obligations to pay insured claims, to defend against and process claims, to refund premiums or overpayments, to provide indemnification, contribution or reimbursement, to grant rights of first refusal, to maintain confidentiality, or to honor releases, shall continue and shall be binding on such third parties notwithstanding any provision to the contrary in the Plan, unless otherwise specifically terminated by the Debtor or by order of Bankruptcy Court.
          (d) To the extent any insurance policy under which the insurer has a continuing obligation to pay the Debtor or a third party on behalf of the Debtor is held by the Bankruptcy Court to be an Executory Contract, such insurance policy shall be treated as though it is an Executory Contract that is assumed pursuant to section 365 of the Bankruptcy Code and Section 6.01 of the Plan. To the extent permitted in the Agreed Budget, any and all Claims (including Cure) arising under or related to any insurance policies or related insurance agreements that are assumed by the Debtor prior to or as of the Effective Date: (i) shall not be discharged; (ii) shall be Allowed Administrative Claims; and (iii) shall be paid in full in the ordinary course of business of the Reorganized Debtor as set forth in Section 3.01(a) of the Plan.
     Section 6.08. Limited Extension of Time to Assume or Reject
     In the event of a dispute as to whether a contract or lease between the Debtor and a Person that is not an Insider is executory or unexpired, the right of the Debtor or the Reorganized Debtor to move to assume or reject such contract or lease shall be extended until the date that is thirty (30) days after entry of a Final Order by the Bankruptcy Court determining that the contract or lease is executory or unexpired, provided such dispute is pending as of the Confirmation Date.

     Section 6.09. Postpetition Contracts and Leases
     The Debtor shall not be required to assume or reject any contract or lease entered into by the Debtor after the Petition Date. Any such contract or lease shall continue in effect in accordance with its terms after the Effective Date, unless the Reorganized Debtor has obtained a Final Order of the Bankruptcy Court approving termination of such contract or lease. Contracts or leases entered into after the Petition Date will be performed by the Reorganized Debtor in the ordinary course of its business.
     Section 6.10. Treatment of Claims Arising from Assumption or Rejection
     All Allowed Claims for Cure arising from the assumption of any Executory Contract or Unexpired Lease shall be treated as Administrative Claims pursuant to Section 2.02 of the Plan; all Allowed Claims arising from the rejection of an Executory Contract or Unexpired Lease shall be treated, to the extent applicable, as General Unsecured Claims, unless otherwise ordered by Final Order of the Bankruptcy Court; and all other Allowed Claims relating to an Executory Contract or Unexpired Lease shall have such status as they may be entitled to under the Bankruptcy Code as determined by Final Order of the Bankruptcy Court.
ARTICLE VII
PROVISIONS GOVERNING DISTRIBUTIONS
     Section 7.01. Distributions for Allowed Claims
          (a) Except as otherwise provided herein or as ordered by the Bankruptcy Court, all Distributions to Holders of Allowed Claims as of the applicable Distribution Date shall be made on or as soon as practicable after the applicable Distribution Date. Distributions on account of Claims that first become Allowed Claims after the applicable Distribution Date shall be made pursuant to Section 8.02 of the Plan and on such day as selected by the Reorganized Debtor, in its sole discretion.
          (b) The Reorganized Debtor shall have the right, in its sole and absolute discretion, to accelerate any Distribution Date occurring after the Effective Date if the facts and circumstances so warrant.
     Section 7.02. Interest on Claims
     Unless otherwise specifically provided for in the Plan or the Confirmation Order, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Unless otherwise specifically provided for in the Plan or the Confirmation Order, interest shall not accrue or be paid upon any Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Claim becomes an Allowed Claim.

     Section 7.03. Designation; Distributions by Disbursing Agent
          (a) The Reorganized Debtor or the Disbursing Agent on its behalf shall make all Distributions required to be made to Holders of Class 3, 4, and 5 Claims and Class 6 Interests, on the respective Distribution Dates under the Plan and such other Distributions to other Holders of Claims or Interests in the Debtor as are required to be made or delegated to the Disbursing Agent by the Reorganized Debtor.
          (b) If the Disbursing Agent is an independent third party designated to serve in such capacity, such Disbursing Agent shall receive, without further approval from the Bankruptcy Court, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out of pocket expenses incurred in connection with such services from the Reorganized Debtor. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.
     Section 7.04. Means of Cash Payment
          (a) Cash payments under this Plan shall be in U.S. funds, and shall be made, at the option, and in the sole discretion, of the Reorganized Debtor, by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Reorganized Debtor. Cash payments to foreign Creditors may be made, at the option, and in the sole discretion, of the Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to this Plan in the form of checks issued by the Reorganized Debtor shall be null and void if not cashed within 120 days of the date of the issuance thereof. Requests for reissuance of any check shall be made directly to the Reorganized Debtor.
          (b) For purposes of effectuating Distributions under the Plan, any Claim denominated in foreign currency shall be converted to U.S. Dollars pursuant to the applicable published exchange rate in effect on the Petition Date.
     Section 7.05. Fractional Distributions
     Notwithstanding any other provision of the Plan to the contrary, no fractional units of New Common LLC Interests will be issued or distributed and no cash payments of fractions of cents will be made. Fractional cents shall be rounded to the nearest whole cent (with .5 cent or less to be rounded down). No cash will be paid in lieu of such fractional New Common LLC Interests in increments of less than $1,000.
     Section 7.06. De Minimis Distributions
     Notwithstanding anything to the contrary contained in the Plan, the Disbursing Agent shall not be required to distribute, and shall not distribute, Cash or other property to the Holder of any Allowed Claim if the amount of Cash or other property to be distributed on account of such Claim is less than $50. Any Holder of an Allowed Claim on account of which the amount of Cash or other property to be distributed is less than such amount shall have such Claim discharged and shall be forever barred from asserting such Claim against the Debtor, the

Reorganized Debtor or their respective property. Any Cash or other property not distributed pursuant to this provision shall be the property of the Reorganized Debtor, free of any restrictions thereon, other than those contained in the New MIG Indenture, New MIG Notes and related documents.
     Section 7.07. Delivery of Distributions
     Distributions to Holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim Filed by such Holders, (b) at the addresses reflected in the Schedules if no Proof of Claim has been Filed, or (c) at the addresses set forth in any written notices of address changes delivered to the Debtor, the Reorganized Debtor or the Disbursing Agent after the date of any related Proof of Claim or after the date of the Schedules if no Proof of Claim was Filed. If any Holder’s Distribution is returned as undeliverable, a reasonable effort shall be made to determine the current address of such Holder, but no further Distributions to such Holder shall be made unless and until the Disbursing Agent is notified of such Holder’s then current address, at which time all missed Distributions shall be made to such Holder without interest. Unless otherwise agreed between the Reorganized Debtor and the Disbursing Agent, amounts in respect of undeliverable Distributions made by the Disbursing Agent shall be returned to the Reorganized Debtor, and held in trust by the Reorganized Debtor, until such Distributions are claimed, at which time the applicable amounts shall be returned to the Disbursing Agent for distribution pursuant to the Plan. All claims for undeliverable Distributions must be made on or before the second (2nd) anniversary of the Initial Distribution Date, after which date all unclaimed property shall revert to the Reorganized Debtor free of any restrictions thereon and the claims of any Holder or successor to such Holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtor, the Reorganized Debtor or any Disbursing Agent to attempt to locate any Holder of an Allowed Claim.
     Section 7.08. Application of Distribution Record Date
     At the close of business on the Distribution Record Date, the claims registers for all Claims shall be closed, and there shall be no further changes in the record Holders of such Claims. Except as provided herein, the Reorganized Debtor, the Disbursing Agent, and each of their respective agents, successors, and assigns shall have no obligation to recognize any transfer of Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record Holders stated on the claims registers as of the close of business on the Distribution Record Date irrespective of the number of Distributions to be made under the Plan to such Persons or the date of such Distributions.
     Section 7.09. Withholding, Payment and Reporting Requirements
     In connection with the Plan and all Distributions under the Plan, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding, payment, and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all Distributions under the Plan shall be subject to any such withholding, payment, and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding, payment, and reporting requirements. Notwithstanding any other provision of the Plan, (a) each Holder of an Allowed Claim that is to receive a Distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such Distribution, and including, in the case of any Holder of a Disputed General Unsecured Claim that has become an Allowed General Unsecured Claim, any tax obligation that would be imposed upon the Reorganized Debtor in connection with such Distribution, and (b) no Distribution shall be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such withholding tax obligations or such tax obligation that would be imposed upon the Reorganized Debtor in connection with such Distribution. Any property to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable Distribution pursuant to Section 7.06 of the Plan.
     Section 7.10. Setoffs
     The Reorganized Debtor may, but shall not be required to, set off against any Claim or any Allowed Claim, and the payments or other Distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtor or the Reorganized Debtor may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtor of any such claim that the Debtor or the Reorganized Debtor may have against such Holder.
     Section 7.11. Pre-Payment
     Except as otherwise provided in the Plan, any ancillary documents entered into in connection herewith, or the Confirmation Order, the Reorganized Debtor shall have the right to pre-pay, without penalty, all or any portion of an Allowed Claim entitled to payment in Cash at any time; provided, however, that any such pre-payment shall not be contrary to the terms of the New MIG Indenture and related documents, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.
     Section 7.12. No Distribution in Excess of Allowed Amounts
     Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall receive in respect of such Claim any Distribution of a value as of the Effective Date in excess of the Allowed amount of such Claim (excluding payments on account of interest due and payable from and after the Petition Date pursuant to the Plan, if any).
     Section 7.13. Allocation of Distributions
     All Distributions received under the Plan by Holders of Claims shall be deemed to be allocated first to the principal amount of such Claim as determined for United States federal income tax purposes and then to accrued interest, if any, with respect to such Claim.

ARTICLE VIII
PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED
CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO
     Section 8.01. Prosecution of Objections to Claims
          (a) Objections to Claims; Estimation Proceedings
     Except as set forth in the Plan or any applicable Bankruptcy Court order, all objections to Claims must be Filed and served on the Holders of such Claims by the Claims Objection Bar Date, as the same may be extended by the Bankruptcy Court upon motion by the Debtor, the Reorganized Debtor or any other party-in-interest. If a timely objection has not been Filed to a Proof of Claim or the Schedules have not been amended with respect to a Claim that (i) was Scheduled by the Debtor but (ii) was not Scheduled as contingent, unliquidated, and/or disputed, the Claim to which the Proof of Claim or Scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been Allowed earlier. No payments or Distributions shall be made on account of a Claim until such Claim becomes an Allowed Claim. Notice of any motion for an order extending any Claims Objection Bar Date shall be required to be given only to those Persons or Entities that have requested notice in the Chapter 11 Case, or to such Persons as the Bankruptcy Court shall order.
     The Debtor (prior to the Effective Date) or Reorganized Debtor may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtor or the Reorganized Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court so estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court, as applicable. If the estimated amount constitutes a maximum limitation on such Claim, the Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanisms.
     The Reorganized Debtor will have no obligation to review and/or respond to any Claim that is not Filed by the applicable Bar Date unless: (i) the filer has obtained an order from the Bankruptcy Court authorizing it to File such Claim; or (ii) the Reorganized Debtor has consented to the Filing of such Claim in writing.
          (b) Authority to Prosecute Objections
     After the Effective Date, except with respect to Class 5 Trust Assets (including the Change of Control Litigation), only the Reorganized Debtor shall have the authority to File objections to Claims and to settle, compromise, withdraw, or litigate to judgment objections to

Claims, including, without limitation, Claims for reclamation under section 546(c) of the Bankruptcy Code. The Reorganized Debtor may settle or compromise any Disputed Claim without approval of the Bankruptcy Court, subject to approval by each Class 5 Director for any proposed Allowed Claim in excess of $100,000.
     Section 8.02. Treatment of Disputed Claims
          (a) No Distribution Pending Allowance
     Notwithstanding any other provisions of the Plan, no payments or Distributions will be made on account of a Disputed Claim or, if less than the entire Claim is a Disputed Claim, the portion of a Claim that is Disputed, until such Disputed Claim becomes an Allowed Claim.
          (b) Distributions on Accounts of Disputed Claims Once They are Allowed
     The Disbursing Agent shall, on the applicable Distribution Dates, make Distributions on account of any Disputed Claim that has become an Allowed Claim. Such Distributions shall be made pursuant to the provisions of the Plan governing the applicable Class. Such Distributions shall be based upon the Distributions that would have been made to the Holder of such Claim under the Plan if the Disputed Claim had been an Allowed Claim on the Effective Date in the amount ultimately Allowed.
     Section 8.03. Accounts; Escrows; Reserves
     The Debtor and Reorganized Debtor shall, subject to and in accordance with the provisions of this Plan (a) establish one or more general accounts into which shall be deposited all funds not required to be deposited into any other account, reserve or escrow, (b) create, fund and withdraw funds from, as appropriate, the Administrative Claims Reserve, and the Professional Fee Reserve and (c) if practicable, invest any Cash that is withheld as the applicable claims reserve in an appropriate manner to ensure the safety of the investment. Nothing in this Plan or the Disclosure Statement shall be deemed to entitle the Holder of a Disputed Claim to postpetition interest on such Claim, however.
          (a) Administrative Claims Reserve
     On the Effective Date (or as soon thereafter as is practicable), the Debtor or Reorganized Debtor shall create and fund the Administrative Claims Reserve in the amount budgeted to be used by the Reorganized Debtor to pay Distributions on account of Allowed Administrative Claims, including Claims under section 503(b)(9) of the Bankruptcy Code and lease payments under section 365(d)(5) of the Bankruptcy Code. To the extent necessary to fund payments to Allowed Claims thereunder, the funds in the Administrative Claims Reserve shall be periodically replenished by the Reorganized Debtor in such amounts as may be determined by the Reorganized Debtor in its sole discretion. The Reorganized Debtor shall be obligated to pay all Allowed Administrative Claims designated to be paid from the proceeds of the Administrative Claims Reserve thereunder in excess of the amounts actually deposited in the Administrative Claims Reserve. In the event that any Cash remains in the Administrative Claims Reserve after payment of all Allowed Administrative Claims to be paid thereunder, such Cash shall be distributed to the Reorganized Debtor as provided in Section 7.06 hereof.

          (b) Professional Fee Reserve
     The Debtor or Reorganized Debtor shall create and fund the Professional Fee Reserve on the Effective Date (or as soon thereafter as is practicable) in the amount of the budgeted but unpaid Professional fees projected through the Effective Date, which amount shall be used to pay Allowed Professional Fee Claims held by (i) any professionals working on behalf of the Debtor and (ii) counsel and any advisers to the Committee. The Reorganized Debtor shall be obligated to pay all Allowed Professional Fee Claims even if in excess of the amounts actually deposited in the Professional Fee Reserve. In the event that any Cash remains in the Professional Fee Reserve after payment of all Allowed Professional Fee Claims, such Cash will be distributed to the Reorganized Debtor as provided by Section 7.07 hereof.
          (c) Disputed Claims Reserve
     On the Effective Date and on each subsequent Distribution Date, the Debtor or Reorganized Debtor shall withhold on a Pro Rata basis from property that would otherwise be distributed to Classes of Claims entitled to Distributions under the Plan on such date, in a separate Disputed Claims Reserve, such amounts or property as may be necessary to equal one hundred percent (100%) of Distributions to which Holders of such Disputed Claims would be entitled under this Plan if such Disputed Claims were allowed in their Disputed Claim Amount. The Debtor or Reorganized Debtor may request, if necessary, estimation for any Disputed Claim that is contingent or unliquidated, or for which the Debtor or Reorganized Debtor determine to reserve less than the Face Amount. The Debtor or Reorganized Debtor shall withhold the applicable portion of the Disputed Claims Reserve with respect to such Claims based upon the estimated amount of each such Claim as estimated by the Bankruptcy Court. If the Debtor or Reorganized Debtor elect not to request such an estimation from the Bankruptcy Court with respect to a Disputed Claim that is contingent or unliquidated, the Debtor or Reorganized Debtor shall withhold the applicable Disputed Claims Amount based upon the good faith estimate of the amount of such Claim by the Debtor with the consent of the Committee, or the Reorganized Debtor with the consent of each Class 5 Director after the Effective Date. If practicable, the Debtor or Reorganized Debtor will invest any Cash that is withheld as the applicable Disputed Claims Reserve in an appropriate manner to ensure the safety of the investment. Nothing in this Plan or the Disclosure Statement shall be deemed to entitle the Holder of a Disputed Claim to postpetition interest on such Claim, however, except as otherwise provided in the Plan. The Reorganized Debtor shall conduct an audit and review of the amount held in the Disputed Claims Reserve by not later than 90 days after the Effective Date and every three months thereafter, after which audit any funds in the Disputed Claims Reserve in excess of the Disputed Claims Amount shall be distributed to the Indenture Trustee for distribution to Holders of New MIG Notes on the next distribution date under the New MIG Notes Indenture.

ARTICLE IX
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN
     Section 9.01. Conditions to Confirmation
     The following conditions precedent to the occurrence of the Confirmation Date must be satisfied unless any such condition shall have been waived by the Plan Proponents:
          (a) The Confirmation Order shall have been entered in form and substance satisfactory to the Plan Proponents, and shall, among other things:
               (i) provide that the Debtor and the Reorganized Debtor are authorized and directed to take all actions necessary or appropriate to enter into, implement, and consummate the Settlement Agreement, the Plan and all related contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or necessary to implement the Plan;
               (ii) authorize the issuance of the New Common LLC Interests, the New MIG Notes, the New Warrants, the New MIG Notes Indenture, the Class 5 Trust Agreement and the Collateral Documents;
          (b) The Bankruptcy Court finds that adequate information and sufficient notice of the Disclosure Statement, the Settlement Agreement, the Plan and the Confirmation Hearing, along with all deadlines for voting on or objecting to the Plan have been given to all relevant parties in accordance with the solicitation procedures governing such service and in substantial compliance with Bankruptcy Rules 2002(b), 3017, 9019, and 3020(b); and
          (c) The Plan and all Plan Supplement documents, including any exhibits, schedules, amendments, modifications or supplements thereto, shall be acceptable to the Plan Proponents.
     Section 9.02. Conditions to the Effective Date
     The following conditions precedent to the occurrence of the Effective Date must be satisfied or waived by the Plan Proponents on or prior to the Effective Date in accordance with Section 9.04 of the Plan:
          (a) Each of the exhibits to the Plan and any other necessary documents shall be fully executed and delivered to the Plan Proponents, shall be in form and substance reasonably acceptable to the Plan Proponents, and shall be fully enforceable in accordance with their terms; and
          (b) All Non-Appraisal Claims have been Allowed or Disallowed, provided, however, that this condition shall be met by the Debtor funding the Disputed Claim Amounts held by entities asserting Non-Appraisal Claims into the Disputed Claims Reserve with : (i) a Pro Rata share of (x) Excess Cash; (y) New MIG Notes, and (z) New Warrants distributable to

Holders of Allowed Class 5 Claims, to be held subject to the cancellation of such New MIG Notes and New Warrants and Pro Rata re-distribution of such Excess Cash (as provided in Section 8.03(c) hereof) to the Indenture Trustee upon entry of a Final Order providing for the disallowance of such Disputed Non-Appraisal Claims, or the distribution of such Excess Cash, New MIG Notes and New Warrants to the underlying claimants upon entry of a Final Order providing for the Allowance of such claims.
     Section 9.03. Notice of Occurrence of the Effective Date
     The Debtor or Reorganized Debtor shall File a notice of the occurrence of the Effective Date within five (5) business days thereafter.
     Section 9.04. Waiver of Conditions
     Each of the conditions set forth in Section 9.02 may be waived in whole or in part by the Plan Proponents without any notice to parties-in-interest or the Bankruptcy Court and without a hearing.
     Section 9.05. Consequences of Non-Occurrence of Effective Date
     If the Confirmation Order is vacated, (a) the Plan shall be null and void in all respects; (b) any settlement of Claims or Interests in the Debtor provided for hereby shall be null and void without further order of the Bankruptcy Court; and (c) to the extent permitted under the Bankruptcy Code, the time within which the Debtor may assume and assign or reject all Executory Contracts and Unexpired Leases shall be extended for a period of one hundred twenty (120) days after the date the Confirmation Order is vacated.
ARTICLE X
RETENTION OF JURISDICTION
     Section 10.01. Scope of Retention of Jurisdiction
     Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, and except as otherwise ordered by the Bankruptcy Court, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, this Chapter 11 Case and the Plan to the fullest extent permitted by law (provided, however, that notwithstanding the foregoing, with respect to all civil proceedings arising in or related to the Chapter 11 Case and the Plan, the Bankruptcy Court shall have original but not exclusive jurisdiction, in accordance with section 1334(b) of title 28 of the United States Code), including, among other things, jurisdiction to:
          (a) allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured, or unsecured status of any Claim or Interest not otherwise Allowed under the Plan (other than personal injury or wrongful death Claims, unless agreed by the Holder), including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests in the Debtor;

          (b) hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 327, 328, 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the Professionals of the Reorganized Debtor shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;
          (c) hear and determine all matters with respect to the assumption or rejection of any Executory Contract or Unexpired Lease to which the Debtor is a party or with respect to which the Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;
          (d) effectuate performance of and payments under the provisions of the Plan and enforce remedies upon any default under the Plan;
          (e) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case, the Avoidance Actions, the Class 5 Trust Assets, the Change of Control Litigation, the Litigation Rights or the Plan, including without limitation the enforcement of the injunction provisions contained in Section 11.12 of the Plan;
          (f) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;
          (g) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;
          (h) consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;
          (i) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;
          (j) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;
          (k) hear and determine any matters arising in connection with or relating to the Plan, the Plan Supplement, the schedules to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Plan Supplement, the schedules to the Plan, the Disclosure Statement, or the Confirmation Order;

          (l) enforce, interpret, and determine any disputes arising in connection with any stipulations, orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Case (whether or not the Chapter 11 Case has been closed);
          (m) except as otherwise limited herein, recover all assets of the Debtor and property of the Estate, wherever located;
          (n) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
          (o) hear and determine all disputes involving the existence, nature, or scope of the Debtor’s discharge;
          (p) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, the provisions of the Bankruptcy Code; and
          (q) enter a final decree closing the Chapter 11 Case.
     Section 10.02. Failure of the Bankruptcy Court to Exercise Jurisdiction
     If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Case, including the matters set forth in Section 10.01 of the Plan, the provisions of this Article X shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.
ARTICLE XI
MISCELLANEOUS PROVISIONS
     Section 11.01. Administrative Claims
     All Administrative Expense Requests (other than as set forth in Sections 3.01(a), 11.02 or this Section 11.01 of the Plan) must be made by application Filed with the Bankruptcy Court and served on counsel for the Reorganized Debtor no later than forty-five (45) days after the Effective Date or their Administrative Claims shall be forever barred. In the event that the Reorganized Debtor objects to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim; provided, however, no Administrative Expense Request by an Insider shall be Allowed without the written consent of the Class 5 Directors. Notwithstanding the foregoing, (a) no application seeking payment of an Administrative Claim need be Filed with respect to an undisputed postpetition obligation which was paid or is payable by the Debtor in the ordinary course of business, including obligations to Insiders as set forth in the monthly budgets attached to the Debtor’s monthly operating reports or in the Agreed Budget; provided, however, that in no event shall a postpetition obligation that is contingent or disputed and subject to liquidation through pending or prospective litigation, including, but not limited to, alleged obligations arising from personal injury, property damage, products liability, consumer complaints, employment law (excluding claims arising under workers’ compensation law), secondary payor liability, or any other disputed legal or equitable claim based on tort, statute, contract, equity, or common law, be considered to be an obligation which is payable in the ordinary course of business; and (b) no application seeking payment of an Administrative Claim need be Filed with respect to Cure owing under an Executory Contract or Unexpired Lease if the amount of Cure is fixed or proposed to be fixed by order of the Bankruptcy Court pursuant to a motion to assume and fix the amount of Cure Filed by the Debtor and a timely objection asserting an increased amount of Cure Filed by the non-Debtor party to the subject contract or lease; provided further, however, that postpetition statutory tax claims shall not be subject to the Administrative Claims Bar Date.
     With respect to Administrative Claims, the last day for Filing an objection to any Administrative Expense Claim will be the later of (a) 180 days after the Effective Date, (b) 90 days after the filing of such Administrative Claim or (c) such other date specified in the Plan or ordered by the Bankruptcy Court.
     Section 11.02. Professional Fee Claims
          (a) All final requests for payment of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code must be made by application Filed with the Bankruptcy Court and served on the Reorganized Debtor, their counsel, counsel to the Committee, and other necessary parties-in-interest no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to such applications must be Filed and served on the Reorganized Debtor, its counsel, counsel to the Committee and the requesting Professional or other Entity on or before the date that is thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application was served.
          (b) The Reorganized Debtor may, without application to or approval by the Bankruptcy Court, retain professionals and pay reasonable professional fees and expenses in connection with services rendered to it after the Effective Date.
     Section 11.03. Payment of Statutory Fees
     All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date shall be paid by the Reorganized Debtor. The obligation of each of the Reorganized Debtor to pay quarterly fees to the Office of the United States Trustee pursuant to section 1930 of title 28 of the United States Code shall continue until such time as the Debtor’s case is closed.
     Section 11.04. Modifications and Amendments
          (a) The Plan Proponents may by mutual agreement alter, amend, or modify the Plan or any exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. The Debtor shall provide parties-in-interest with notice of such amendments or modifications as may be required by the Bankruptcy Rules or order of the Bankruptcy Court. A Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified, or clarified, if the proposed alteration, amendment, modification, or clarification does not materially and adversely change the treatment of the Claim or Interest of such Holder. In the event of any dispute as to whether such proposed alteration, amendment, modification, or clarification materially and adversely changes the treatment of the Claim or Interest of any such Holder, the Debtor shall bear the burden of demonstrating that such proposed alteration, amendment, modification, or clarification does not materially adversely change the treatment of the Claim or Interest of such Holder.
          (b) After the Confirmation Date and prior to substantial consummation (as defined in section 1101(2) of the Bankruptcy Code) of the Plan, the Debtor or Reorganized Debtor, as applicable, may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims or Interests in the Debtor under the Plan; provided, however, that, to the extent required, prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or an order of the Bankruptcy Court. A Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified, or clarified, if the proposed alteration, amendment, modification, or clarification does not materially and adversely change the treatment of the Claim or Interest of such Holder. In the event of any dispute as to whether such proposed alteration, amendment, modification, or clarification materially and adversely changes the treatment of the Claim or Interest of any such Holder, the Debtor or Reorganized Debtor, as the case may be, shall bear the burden of demonstrating that such proposed alteration, amendment, modification, or clarification does not materially adversely change the treatment of the Claim or Interest of such Holder.
     Section 11.05. Continuing Exclusivity and Solicitation Period
     Subject to further order of the Bankruptcy Court, until the Effective Date, the Debtor and the Committee shall, pursuant to section 1121 of the Bankruptcy Code, retain the exclusive right to amend the Plan and to solicit acceptances thereof, and any modifications or amendments thereto.
     Section 11.06. Severability of Plan Provisions
     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     Section 11.07. Successors and Assigns and Binding Effect
     The rights, benefits, and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, personal representative, successor, or assign of such Person or Entity, including, but not limited to, the Reorganized Debtor and all other parties-in-interest in the Chapter 11 Case.
     Section 11.08. Compromises and Settlements
     From and after the Effective Date, the Reorganized Debtor may compromise and settle various Claims against or Interests in the Debtor, Litigation Rights, and/or Avoidance Actions that they may have against other Persons or Entities without any further approval by the Bankruptcy Court; provided, however, that to the extent any such Claims, Litigation Rights or Avoidance Actions are pending before the Bankruptcy Court pursuant to Filings made during the pendency of the Chapter 11 Case, the Debtor shall be required to obtain an appropriate order of the Bankruptcy Court concluding any such Filings and provided further the Reorganized Debtor shall obtain the prior consent of each Class 5 Director to any such compromise or settlement in excess of $100,000.
     Until the Effective Date, the Debtor expressly reserves the right to compromise and settle (subject to the approval of the Bankruptcy Court) Claims against or Interests in the Debtor, Avoidance Actions, Litigation Rights or other claims that it may have against other Persons or Entities, provided it shall obtain the prior consent of the Committee to any such compromises or settlements with any Person or Entity in an aggregate amount in excess of $100,000.
     Section 11.09. Releases and Satisfaction of Subordination Rights
     All Claims against the Debtor and all rights and claims between or among the Holders of Claims relating in any manner whatsoever to any claimed subordination rights shall be deemed satisfied by the Distributions under, described in, contemplated by, and/or implemented in Article III of the Plan. Distributions under, described in, contemplated by, and/or implemented by the Plan to the various Classes of Claims or Interests hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Holder of a Claim or Interest by reason of any claimed subordination rights or otherwise, so that each Holder of a Claim or Interest shall have and receive the benefit of the Distributions in the manner set forth in the Plan.
     Section 11.10. Releases and Related Matters
          (a) Releases by Debtor
     As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor, the Reorganized Debtor and any Person or Entity seeking to exercise the rights of the Debtor’s estate, including, without limitation, any successor to the Debtor or any estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, shall be deemed to forever release, waive, and discharge each of the Exculpated Parties from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action (including Avoidance Actions), and liabilities whatsoever in connection with or related to the Debtor, the conduct of the Debtor’s business, the Chapter 11 Case, or the Plan (other than the rights of the Debtor, the Reorganized Debtor, the Indenture Trustee, the Class 5 Trustee or a Creditor holding an Allowed Claim to enforce the obligations under the Confirmation Order and the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the conduct of the Debtor’s business, the Reorganized Debtor, the Chapter 11 Case, the Disclosure Statement or the Plan, and that may be asserted by or on behalf of the Debtor, the Estate, or the Reorganized Debtor against any of the shareholders, directors, officers, employees or advisors of the Debtor, the Committee or advisors of the Committee, as of the Petition Date and through the Effective Date, excluding any claims arising from fraud, gross negligence, or willful misconduct; provided, however, that nothing in this Section 11.10(a):
     (i) shall be deemed to prohibit the Reorganized Debtor from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, Causes of Action or liabilities they may have against any employee (including directors and officers) for alleged breach of confidentiality, or any other contractual obligations owed to the Debtor or the Reorganized Debtor, including non-compete and related agreements or obligations;
     (ii) constitutes a waiver of any right of the Reorganized Debtor to: (x) enforce all rights and claims concerning any and all intellectual property (including, without limitation, trademarks, copyrights, patents, customer lists, trade secrets and confidential or proprietary business information), all of which rights are expressly reserved and not released and (y) assert any defense based on whether or not applicable standards have been met;
     (iii) shall be deemed to prohibit any party from asserting or enforcing any direct contractual obligation against any Releasee, with all rights and defenses to such claims being reserved by the Releasees; or
     (iv) shall constitute a release of any rights, Claims, Intercompany Claims, Litigation Rights or Causes of Action related to or arising from the Change of Control Litigation, including without limitation any claims alleged in the Standing Motion and exhibits thereto, and further including any claims for breach of fiduciary duty and the Alleged Fraudulent Transfer Claims, which claims are assigned to the Class 5 Trust pursuant to the Plan, provided, however, that no party, including the Class 5 Trustee, may seek or recover any monetary damages from any Releasee.
     THE FOREGOING RELEASE IN FAVOR OF ANY RELEASEE IS CONDITIONED UPON AND IN CONSIDERATION OF SUCH ENTITIES’ WRITTEN AGREEMENT TO BE BOUND TO THE TERMS OF THIS PLAN, INCLUDING WITHOUT LIMITATION THEIR AGREEMENT TO COMPLY WITH THE

PROVISIONS OF SECTIONS 5.10 AND 11.12 OF THIS PLAN AND TO SUBJECT THEMSELVES TO THE JURISDICTION OF THE BANKRUPTCY COURT FOR PURPOSES OF ENFORCEMENT OF THE TERMS OF THIS PLAN, AS SET FORTH IN THE ACKNOWLEDGEMENT AGREEMENT TO BE DELIVERED AS PART OF THE PLAN SUPPLEMENT. For the avoidance of doubt, nothing herein constitutes or shall constitute a waiver, release, discharge or compromise by the Debtor, its Estate or the Reorganized Debtor with respect to the Malpractice Action.
          (b) Releases by Holders of Claims
     As of the Effective Date and to the extent permitted under Delaware law, Holders of Claims and Interests shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged the Debtor, Debtor Parent, the Debtor Parent Affiliates, the Reorganized Debtor, and the directors, officers, employees or advisors of the Debtor as of the Petition Date and through the Effective Date (the “Releasees”) from any and all Claims (including Intercompany Claims and the Alleged Fraudulent Transfer Claims), Interests, Causes of Action or Avoidance Actions that such Entity would have been legally entitled to assert (whether individually or collectively or directly, indirectly or derivatively, at law, in equity or otherwise), based on or relating to, or in any manner arising from, in whole or in part, the Debtor, the Debtor’s restructuring, the conduct of the Debtor’s business, the Chapter 11 Case, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Releasee and the Debtor, the restructuring of Claims and Interests prior to or in the Chapter 11 Case, the negotiation, formulation or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of fraud, willful misconduct or gross negligence AND other than the rights of the Debtor, the Reorganized Debtor, the Indenture Trustee, the Class 5 Trustee or a Creditor holding an Allowed Claim to enforce the obligations under the Confirmation Order and the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder); provided, however, that nothing in this Section 11.10(b):
     (i) shall be deemed to prohibit any party from asserting or enforcing any direct contractual obligation against any Releasee, with all rights and defenses to such claims being reserved by the Releasees; or
     (ii) shall constitute a release of any rights, Claims, Intercompany Claims, Litigation Rights or Causes of Action related to or arising from the Change of Control Litigation, including without limitation any claims alleged in the Standing Motion and exhibits thereto, and further including any claims for breach of fiduciary duty and the Alleged Fraudulent Transfer Claims, which claims are assigned to the Class 5 Trust pursuant to the Plan, provided, however, that no party, including the Class 5 Trustee, may seek or recover any monetary damages from any Releasee.
THE FOREGOING RELEASE IN FAVOR OF ANY RELEASEE IS CONDITIONED UPON AND IN CONSIDERATION OF SUCH ENTITIES’ WRITTEN AGREEMENT TO BE BOUND TO THE TERMS OF THIS PLAN, INCLUDING WITHOUT LIMITATION THEIR AGREEMENT TO COMPLY WITH THE PROVISIONS OF SECTIONS 5.10 AND 11.12 OF THIS PLAN AND TO SUBJECT THEMSELVES TO THE JURISDICTION OF THE BANKRUPTCY COURT FOR PURPOSES OF ENFORCEMENT OF THE TERMS OF THIS PLAN, AS SET FORTH IN THE ACKNOWLEDGEMENT AGREEMENT TO BE DELIVERED AS PART OF THE PLAN SUPPLEMENT.
     Section 11.11. Discharge of the Debtor
          (a) Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever, including any interest accrued on such Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtor or any of its assets or properties and, regardless of whether any property shall have been abandoned by order of the Bankruptcy Court, retained, or distributed pursuant to the Plan on account of such Claims and Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, and all debts of the kind specified in section 502 of the Bankruptcy Code, whether or not (i) a Proof of Claim based upon such debt is Filed or deemed Filed under section 501 of the Bankruptcy Code, (ii) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, (iii) a Claim based upon such debt is or has been Disallowed by order of the Bankruptcy Court, or (iv) the Holder of a Claim based upon such debt accepted the Plan. The Plan shall bind all Holders of Claims and Interests, notwithstanding whether any such Holders failed to vote to accept or reject the Plan or voted to reject the Plan.
          (b) As of the Effective Date, except as provided in the Plan or the Confirmation Order, all Persons shall be precluded from asserting against the Debtor or the Reorganized Debtor or any of their assets or properties, any other or further Claims, Interests, debts, rights, Causes of Action, claims for relief, liabilities, or equity interests relating to the Debtor based upon any act, omission, transaction, occurrence, or other activity of any nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination, as of the Effective Date, of discharge of all such Claims and other debts and liabilities against the Debtor and termination of all Preferred Equity Interests and Common Equity Interests, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

          (c) Travelers Casualty and Surety Company of America, which issued surety bonds for the Debtor to cover certain state employment/workers’ compensation obligations, is a holder of a Secured Claim to the extent of the value of its collateral and otherwise as a holder of an administrative claim against the estate. The Plan shall not and does not prejudice, impair, waive, limit or otherwise affect the respective rights, claims and defense of Travelers regarding bonds, indemnity agreements and the collateral that secures its claims. The Plan does not release, compromise, or otherwise affect in any way, Travelers’ rights against any indemnitor or third party. The Plan reserves all of Travelers’ rights and defenses (including by way of subrogation or any other surety defenses available in law or equity) against any entity or person with respect to any claim raised under the bonds. The Debtor agrees that it shall not be entitled to a return of any collateral unless and until Travelers has been repaid all amounts due to Travelers on account of the bonds and indemnity agreement, and is presented with a release of Travelers for the liability of Travelers for all claims or potential liability under the bonds in form and content satisfactory to Travelers in its reasonable discretion.
     Section 11.12. Injunction
          (a) Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold, may hold, or allege that they hold, a Claim, Interest or other debt or liability that is discharged pursuant to Section 11.11 of the Plan, released pursuant to Section 11.10 of the Plan, or is subject to exculpation pursuant to Section 11.13 of the Plan are permanently enjoined from taking any of the following actions against the Debtor, the Reorganized Debtor, and their respective affiliates or their property on account of any such discharged Claims, debts, or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding of any kind; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtor, the Reorganized Debtor or its property; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (iv) asserting a right of setoff, recoupment or subrogation of any kind against any debt, liability, or obligation due to the Debtor or the Reorganized Debtor; (v) commencing or continuing any action, in each such case in any manner, in any place, or against any Person that does not comply with or is inconsistent with the provisions of the Plan; or (vi) for so long as any amount is outstanding under the New MIG Notes, taking any action to cause or effectuate directly or indirectly an ITC Cellular Change of Control under the ITCL LLC Agreement or PSA.
          (b) Without limiting the effect of the foregoing provisions of this Section 11.12 upon any Person, by accepting Distributions pursuant to the Plan, each Holder of an Allowed Claim or Interest receiving a Distribution pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in this Section 11.12.
          (c) Nothing in this Section 11.12 shall impair (i) the rights of any Holder of a Disputed Claim to establish its Claim in response to an objection Filed by the Debtor or the Reorganized Debtor, (ii) the rights of any defendant in an Avoidance Action Filed by the Debtor to assert defenses in such action, or (iii) the rights of any party to an Executory Contract or Unexpired Lease that has been assumed by the Debtor pursuant to an order of the Bankruptcy Court or the provisions of the Plan to enforce such assumed contract or lease.
     Section 11.13. Exculpation and Limitations of Liability
          (a) On the Effective Date, the Exculpated Parties shall neither have, nor incur any liability to any Holder of a Claim or an Interest, the Debtor, the Reorganized Debtor, or any other party-in-interest, or any of their respective agents, employees, representatives, advisors, attorneys, or affiliates, or any of their successors or assigns, for any prepetition or postpetition act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the formulation, negotiation, or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions that are the result of fraud, gross negligence, or willful misconduct; provided, however, that the foregoing is not intended to limit or otherwise impact any defense of qualified immunity that may be available under applicable law; provided further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan; provided still further, that the foregoing Exculpation shall not be deemed to, release, affect, or limit any of the rights and obligations of the Exculpated Parties from, or exculpate the Exculpated Parties with respect to, any of the Exculpated Parties’ obligations or covenants arising pursuant to the Plan or the Confirmation Order.
          (b) Notwithstanding any other provision of the Plan, no Holder of a Claim or an Interest, the Debtor, the Reorganized Debtor, the Committee, no other party-in-interest, none of their respective agents, employees, representatives, advisors, attorneys, or affiliates, and none of their respective successors or assigns shall have any right of action against any of the Exculpated Parties for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the formulation, negotiation, or implementation of the Plan, solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence, or willful misconduct.
     Section 11.14. Term of Injunctions or Stays
     Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or otherwise, and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.
     Section 11.15. Revocation, Withdrawal or Non-Consummation
     The Plan Proponents reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to File subsequent plans of reorganization. If the Plan Proponents revoke or withdraw the Plan prior to the Confirmation Date, or if Confirmation or the Effective

Date does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims against, or any Interests in, the Debtor, or any Avoidance Actions, Litigation Rights or other claims by or against the Debtor, the Committee or any Person or Entity, (ii) prejudice in any manner the rights of the Debtor, the Committee, or any Person or Entity in any further proceedings involving the Debtor, or (iii) constitute an admission of any sort by the Debtor, the Committee, or any other Person or Entity.
     Section 11.16. Plan Supplement
     The Plan Supplement shall be Filed with the Bankruptcy Court at least ten (10) days prior to the Confirmation Hearing or by such later date as may be established by order of the Bankruptcy Court, provided that all documents set forth in the Plan Supplement shall first have been approved by both the Debtor and the Committee. Upon such Filing, all documents set forth in the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal business hours. Holders of Claims or Interests may obtain a copy of any document set forth in the Plan Supplement upon written request to the Debtor in accordance with Section 11.22 of the Plan.
     Section 11.17. Dissolution of the Committee
     On the Effective Date, the Committee shall be dissolved and its members shall be deemed released of any continuing duties, responsibilities and obligations in connection with the Debtor’s Chapter 11 Case or the Plan and its implementation, and the retention and employment of the Committee’s attorneys, accountants and other agents shall terminate, except as required to litigate and defend against any disputes related to Professional Fee Claims in accordance with the procedures contemplated in the Plan.
     Section 11.18. Termination of Confidentiality Obligations
     Except for any Persons serving as Class 5 Directors, Class 5 Trustee or counsel to the Class 5 Trust, the members of and advisors to the Committee, any other Holder of a Claim or Interest in the Debtor and their respective predecessors, successors and assigns shall cease to be obligated and bound by the terms of any confidentiality agreement executed by them in connection with this Chapter 11 Case or the Debtor, except to the extent that such agreement, by its terms, may continue in effect after the Confirmation Date.
     Section 11.19. Notices
     Any notice, request, or demand required or permitted to be made or provided under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtor:
Greenberg Traurig LLP
Attn: Nancy A. Mitchell, Esq.
          Maria J. DiConza, Esq.
200 Park Avenue
New York, New York 10166
Tel: (212) 801-9200
Fax: (212) 801-6400
If to the Reorganized Debtor:
MIG, Inc.
5960 Fairview Road
Suite 400
Charlotte, NC 28210
Tel: (704) 496-2750
Fax: (704) 496-2751
If to the Committee:
Baker & McKenzie LLP
Attn: Carmen Lonstein, Esq.
          Andrew McDermott, Esq.
          Lawrence Vonckx
One Prudential Plaza, Suite 3500
130 East Randolph Drive
Chicago, Illinois 60601
Tel: (312) 861-8000
Fax: (312) 861-2899
     Section 11.20. Computation of Time
     In computing any period of time prescribed or allowed by the Plan, the provisions of Rule 9006(a) of the Bankruptcy Rules shall apply.
     Section 11.21. Governing Law
     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (a) the State of Delaware shall govern the construction and implementation of the Plan and (except as may be provided otherwise in any such agreements, documents, or instruments) any agreements, documents, and instruments executed in connection with the Plan and (b) the laws of the state of incorporation of the Debtor shall govern corporate governance matters with respect to the Debtor; in each case without giving effect to the principles of conflicts of law thereof.

     Section 11.22. Exhibits
     All exhibits are incorporated into and are a part of this Plan as if set forth in full herein, and, to the extent not annexed hereto, such exhibits shall be Filed with the Bankruptcy Court on or before the Exhibit Filing Date. After the Exhibit Filing Date, copies of exhibits can be obtained upon written request to Greenberg Traurig LLP, The Nemours Building, 1007 North Orange Street, Suite 1200, Wilmington, Delaware 19801, Attn: Scott D. Cousins, Esq. and Sandra G. M. Selzer, Esq., and 200 Park Avenue, New York, New York 10166, Attn: Nancy A. Mitchell, Esq. and Maria J. DiConza, Esq., counsel to the Debtor or by downloading such exhibits from the Bankruptcy Court’s website at http://www.deb.uscourts.gov (registration required) or the Claims Agent’s website at http://www.gardencitygroup.com/cases/fullcase/1517. To the extent any exhibit is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit portion of the Plan shall control.

/s/ Scott D. Cousins	/s/ Thomas F. Driscoll III

Scott D. Cousins (DE Bar No. 3079)	Ian Connor Bifferato
Sandra G. M. Selzer (DE Bar No. 4283)	Thomas F. Driscoll III
GREENBERG TRAURIG, LLP	BIFFERATO, LLC
The Nemours Building	800 N. King Street, Plaza Level
1007 North Orange Street, Suite 1200	Wilmington, Delaware 19801
Wilmington, Delaware 19801	Telephone: (302) 225-7600
Telephone: (302) 661-7000	Facsimile: (302) 254-5833
Facsimile: (302) 661-7360	cbifferato@bifferato.com
cousinss@gtlaw.com	tdriscoll@bifferato.com
selzers@gtlaw.com

-and-	-and-

Nancy A. Mitchell	Carmen H. Lonstein
Maria J. DiConza	Andrew P.R. McDermott
GREENBERG TRAURIG, LLP	BAKER & MCKENZIE LLP
200 Park Avenue	One Prudential Plaza, Suite 3500
New York, New York 10166	130 E. Randolph Drive
Telephone: (212) 801-9200	Chicago, Illinois 60601
Facsimile: (212) 801-6400	Telephone: (312) 861-8000
mitchelln@gtlaw.com	Facsimile: (312) 698-2370
diconzam@gtlaw.com	carmen.lonstein@bakernet.com
andrew.mcdermott@bakermckenzie.com

Counsel for the Debtor and Debtor-in-Possession	Counsel to the Official Committee of Unsecured Creditors

Amended SCHEDULE I
Allowed Appraisal Claims
Non-Appendix A Judgment Holders

						Schedule I
				Appraisal		Estimated
		Appraisal	Appraisal	Judgment		Allowed Class
		Judgment	Action PAID	Amount +	ESTIMATED TOP	5 Claims
	# Shares	Amount	Fees and	Interest Per	UP SHARE	(including Top-
Petitioner Name(1)	(2)	as of 6/5/09(3)	Expenses (4)	Schedule III	ALLOCATION(5)	Up Share)
Zazove Associates LLC	904,620	$49,039,450.20	$497,951.36	$53,662,034.33	$906,343.18	$55,066,328.88
Private Management Group Inc.	755,263	$40,942,807.23	$365,511.05	$44,802,181.07	$756,701.68	$45,924,393.80
Black Horse Capital LP	281,818	$15,277,353.78	$56,110.16	$16,717,436.26	$282,354.83	$17,055,901.25
Black Horse Capital QP LP	115,158	$6,242,715.18	$22,928.04	$6,831,169.50	$115,377.36	$6,969,474.90
Black Horse Capital Offshore Ltd. [assigned to Black Horse Capital Master Fund Ltd.]	94,735	$5,135,584.35	$18,861.80	$5,619,677.68	$94,915.46	$5,733,454.94
Gracie Capital (3)	318,560	$14,074,347.15	$156,099.43	$17,712,302.35	$319,166.82	$18,187,568.60
Lanphier Capital Mangement	116,518	$6,316,440.78	$56,425.62	$6,911,844.66	$116,739.95	$7,085,010.23
Milestone Vimba Fund LP	81,686	$4,428,198.06	$51,371.52	$4,845,611.35	$81,841.60	$4,978,824.47
Cohanzick Management LLC (including Gabriel Capital)	157,978	$8,563,987.38	$74,923.60	$9,371,250.76	$158,278.93	$9,604,453.28
MSF 93 LP	10,000	$542,100.00	$1,918.44	$593,199.73	$10,019.05	$605,137.22
Hedgehog Capital LLC	9,179	$497,593.59	$4,308.00	$544,498.04	$9,196.48	$558,002.52
Patrick Conlin	3,400	$184,314.00	$657.76	$201,687.91	$3,406.48	$205,752.15
Ingalls & Snyder LLC	21,550	$1,168,225.50	$4,050.00	$1,278,345.43	$21,591.05	$1,303,986.48
Farallon Capital Partners, L.P.	81,393	$4,412,314.53	$190,615.14	$4,828,230.59	$81,548.04	$5,100,393.78
Farallon Capital Institutional Partners, L.P.	57,778	$3,132,145.38	$147,516.50	$3,427,389.42	$57,888.06	$3,632,793.98
Farallon Capital Institutional Partners II, L.P.	6,600	$357,786.00	$11,563.05	$391,511.82	$6,612.57	$409,687.45
Farallon Capital Institutional Partners III, L.P.	19,400	$1,051,674.00	$33,988.36	$1,150,807.48	$19,436.95	$1,204,232.80
Tinicum Partners, L.P.		$—	$4,730.34	$—	$—	$4,730.34
Farallon Capital Offshore Investors II, L.P.	49,880	$2,703,994.80	$147,216.91	$2,958,880.27	$49,975.01	$3,156,072.20
Noonday Capital Partners, L.L.C.	11,700	$634,257.00	$20,498.14	$694,043.69	$11,722.29	$726,264.11
Farallon Capital Offshore Investors, Inc.	78,535	$4,257,382.35	$353,252.96	$4,658,694.11	$78,684.60	$5,090,631.67
Noonday Offshore, Inc.	23,500	$1,273,935.00	$41,171.47	$1,394,019.37	$23,544.76	$1,458,735.61

Subtotal Schedule I	3,199,251	$170,236,606.26	$2,261,669.64	$188,594,815.83	$3,205,345.16	$194,061,830.63

Settlement Share Price ( See Schedule III) [6]	$59.32

Subtotal Schedule II	334,461.00
Subtotal Schedule II A	458,683.00

GRAND TOTAL	3,992,395

[1]	Named Petitioners in Appraisal Action as defined in the Appraisal Judgment (on behalf of themselves and as agent for certain beneficial holders, as applicable).

[2]	Source is Amended Joint Pre-Trial Stipulation and Order in Appraisal Action. Modified to reflect (i) assignment between Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Offshore Investors, Inc., Farallon Capital Offshore Investors II, L.P. and Tinicum Paratners, L.P. and Black Horse Capital Management LLC on behalf of itself and its affiliates Black Horse Capital LP, Black Horse Capital (QP) LP and Black Horse Capital Master Fund Ltd., dated July 14, 2009, and (ii) assignment between Zazove Assocaites, LLC and Black Horse Capital Management LLC on behalf of itself and its affiliates Black Horse Capital LP, Black Horse Capital (QP) LP and Black Horse Capital Master Fund Ltd., dated July 15, 2009.

[3]	Pursuant to a Stipulation and Order entered March 27, 2009 in the Appraisal Action, the “Judgment Amount Plus Interest Per Schedule III” for Gracie Capital is calculated by $14,074,347.15 per Appraisal Judgment + (318,560 x [58.89 — 47.47]).

[4]	Amounts listed for Appraisal Paid Fees reflect amounts paid by Petitioners for legal fees and expenses in the Appraisal Action which are included in their respective Allowed Claims pursuant to the Settlement Agreement.

[5]	Top Up Share calculation subject to dilution/change due to any changes in allowed claims listed in Schedule IIA; therefore final Allowed Claim subject to change

[6]	Final Allowed Amount of Claims may adjust due to change in Settlement Share Price on Effective Date per Schedule III

Amended SCHEDULE II (1) Allowed Appraisal Claims
Appendix A to Appraisal Judgment

			Estimated Allowed
			Class 5 Claims for
			Sched. II Holders
			(Appraisal				Estimated Balance
			Judgment Amount +	Unpaid Fees and	Unpaid Fees and		Amount Payable
			Interest Per	Expenses Payable to	Expenses Payable To		Directly to Sched. II
			Schedule III	Farallon Entities(2)	Grant & Eisenhofer From	ESTIMATED	Petitioner from Debtor
Creditors Named in “Appendix A” of		Appraisal	Excluding Top	From “Appendix A”	“Appendix A” Judgment	TOP UP SHARE	(Including Top Up
Appraisal Judgment (3)	# Shares	Judgment 6/5/09	Up Share)	Judgment Creditors	Creditors	ALLOCATION(4)	Share)
Maxim Group (Anthony G. Polak on behalf of multiple clients)	15,600	$845,676.00	$925,392.00	$4,957.50	$14,789.34	$15,629.72	$921,274.88
Delaware Charter G&T Company Trust, FBO David Gale IRA	15,700	$851,097.00	$931,324.00	$4,989.28	$14,884.14	$15,729.91	$927,180.49
NFS/FMTC IRA, FBO Donald C. Stracke	400	$21,684.00	$23,728.00	$127.12	$379.21	$400.76	$23,622.43
Richard D. Squires	2,750	$149,077.50	$163,130.00	$873.92	$2,607.09	$2,755.24	$162,404.23
Bin Shi	1,600	$86,736.00	$94,912.00	$508.46	$1,516.86	$1,603.05	$94,489.73
APG Capital LP	17,208	$932,845.68	$1,020,778.56	$5,468.50	$16,313.78	$17,240.78	$1,016,237.06
FMTC TTEE Healthcare Partners FBO Danielle A. Summers	100	$5,421.00	$5,932.00	$31.78	$94.80	$100.19	$5,905.61
Ryan Vardeman, Palogic Fund	13,500	$731,835.00	$800,820.00	$4,290.14	$12,798.47	$13,525.72	$797,257.11
Charles Schwab and Company (Michael A. Summers; representing Danielle A. Summers, Michael Anthony Summers Charles Schwab & Co. Inc. Cust, and Michael Anthony Summers)	5,115	$277,284.15	$303,421.80	$1,625.49	$4,849.20	$5,124.74	$302,071.86
Kathryn T. Kaminsky	251	$13,606.71	$14,889.32	$79.76	$237.96	$251.48	$14,823.08
Robin S. Clark	1,840	$99,746.60	$109,148.80	$584.73	$1,744.38	$1,843.50	$108,663.19
Susan M. Green and Keith Green	600	$32,526.00	$35,592.00	$190.67	$568.82	$601.14	$35,433.65
Jerry Napolitan (SAR/SEP IRA)	160	$8,673.00	$9,491.20	$50.85	$151.69	$160.30	$9,448.97
Jerry Napolitan	1,886	$102,240.06	$111,877.52	$599.35	$1,787.99	$1,889.59	$111,379.77
John T. Wells III & Margaret S. Well Tr B, U/A	1,500	$81,315.00	$88,980.00	$476.68	$1,422.05	$1,502.86	$88,584.12
Delta Dividend Group, Inc.	450	$24,394.50	$26,694.00	$143.00	$426.62	$450.86	$26,575.24
JP Morgan Chase, Stuart Subotnick & John Kluge	200,000	$10,842,000.00	$11,864,000.00	$63,557.64	$189,606.89	$200,380.97	$11,811,216.44
Foong Leon IE	200	$10,842.00	$11,864.00	$63.56	$189.61	$200.38	$11,811.22
Palm Beach Trading Ent Inc.	7,000	$379,470.00	$415,240.00	$2,224.52	$6,636.24	$7,013.33	$413,392.58
PTR Fund LP	15,500	$840,255.00	$919,460.00	$4,925.72	$14,694.53	$15,529.53	$915,369.27
B. Riley & Co Inc Average Price A/C	7,481	$405,545.01	$443,772.92	$2,377.37	$7,092.25	$7,495.25	$441,798.55
Munck, Michael C.	10,000	$542,100.00	$593,200.00	$3,177.88	$9,480.34	$10,019.05	$590,560.82
Johnson, Kenneth W.	2,000	$108,420.00	$118,640.00	$635.58	$1,896.07	$2,003.81	$118,112.16
Munck, Nanci	4,500	$243,945.00	$266,940.00	$1,430.05	$4,266.16	$4,508.57	$265,752.37
Cherry, Marc H.	900	$48,789.00	$53,388.00	$286.01	$853.23	$901.71	$53,150.47
Spector & Bennett Profit Sharing Plan	1,500	$81,315.00	$88,980.00	$476.68	$1,422.05	$1,502.86	$88,584.12
Gospel for Asia	400	$21,684.00	$23,728.00	$127.12	$379.21	$400.76	$23,622.43
Alan E. Weiner	600	$32,526.00	$35,592.00	$190.67	$568.82	$601.14	$35,433.65
RAM T LP	3,000	$162,630.00	$177,960.00	$953.36	$2,844.10	$3,005.71	$177,168.25
Steven W. Schultz	500	$27,105.00	$29,660.00	$158.89	$474.02	$500.95	$29,528.04
Suzanne and Timothy Fink	1,900	$102,999.00	$112,708.00	$603.80	$1,801.27	$1,903.62	$112,206.56
Mark Sorensen	250	$13,552.50	$14,830.00	$79.45	$237.01	$250.48	$14,764.02
Craig Takiguchi	70	$3,794.70	$4,152.40	$22.25	$66.36	$70.13	$4,133.93

TOTAL	334,461	$18,131,130.41	$19,840,226.52	$106,287.76	$317,080.56	$335,098.11	$19,751,956.30

Settlement Share Price ( See Schedule III)		$59.32
Total Est. # of Shares From Schedule I, II and IIA [6]		3,992,395.00

(1)	Unpaid Fees and Expenses shall be payable to Farallon Entities and Grant & Eisenhofer as awarded in a Final Order of The Chancery Court in the Appraisal Action dated Sept. 23, 2010. ; balance shall be paid directly to the Holder.

(2)	The “Farallon Entities” are comprised of Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P., Farallon Capital Offshore Investors II, L.P., Noonday Capital Partners, L.L.C., Farallon Capital Offshore Investors, Inc., and Noonday Offshore, Inc.

(3)	On behalf of themselves and as agent for certain beneficial holders, as applicable.

(4)	Top Up Share calculation is subject to dilution/change based on Allowed Claims in Schedule IIA and any late claims allowed in Class 5.

6	Final Allowed Amount of Claims may adjust due to change in Settlement Share Price on Effective Date per Schedule III

In re MIG, Inc., Schedule IIA:
Non-Judgment Holder Class 5 Claims

				Estimated
			Estimated Claim	Top Up
	Claim No. / Other		With Interest Per	Share	Estimated
	Relevant		Sched III Excluding	Allocation	Allowed
Name	Documentation	# Shares	Top Up Share (1)	(2)	Claim (1)(2)
SEP FBO RAYMOND P BRADLEY	91	100	$5,932.00	TBD	TBD
STEVEN C SCHWEITZER	93	127	$7,533.64	TBD	TBD
STEVEN R SCHWEITZER	94	3,808	$225,890.56	TBD	TBD
DANIEL & MATTHEW KRISER TR	96	1,000	$59,320.00	TBD	TBD
DANIEL C KRISER	97	1,000	$59,320.00	TBD	TBD
DANIEL & BRADLEY KRISER TR	98	1,000	$59,320.00	TBD	TBD
JAMES M. GUARD AND SHIRLEY R. GUARD JTTEN*	99	Unknown; $2,400 written in amount of claim on form; no documents attached and no ballot submitted. No additional information received since 2nd Omnibus Objection filed.	Pending	TBD	TBD
ANDY KAUFMAN IRA	100	595	$35,295.40	TBD	TBD
LUCILLE HOLDERIED	102	700	$41,524.00	TBD	TBD
ALBERT MICHELL	105	1,000	$1,000.00	TBD	TBD
SCOTTRADE INC TR FBO	107	500	$29,660.00	TBD	TBD
EDMOND J HARRIS*	108	1,850	$109,742.00	TBD	TBD
IRA FBO EDMOND J HARRIS*	109	700	$41,524.00	TBD	TBD
FMT CO CUST IRA FBO IRA J DEUTSCH	113	2,500	$148,300.00	TBD	TBD
VIRGINIA J KOVALIC	114	20	$1,186.40	TBD	TBD
DAVID L PORTER	115	70	$4,152.40	TBD	TBD
DONALD F ROSS	117	1,081	$64,124.92	TBD	TBD
JULIAN SVIRSKY	122	200	$11,864.00	TBD	TBD
PAUL WILDT*	123	200 shares written on POC. No additional information received since 2nd Omnibus Objection filed.	Pending	TBD	TBD

In re MIG, Inc., Schedule IIA:
Non-Judgment Holder Class 5 Claims

				Estimated
			Estimated Claim	Top Up
	Claim No. / Other		With Interest Per	Share	Estimated
	Relevant		Sched III Excluding	Allocation	Allowed
Name	Documentation	# Shares	Top Up Share (1)	(2)	Claim (1)(2)
JOHN A ERICKSON	124	800	$47,456.00	TBD	TBD
ANTON M MESZAROS & JANE MESZAROS JT/WROS*	125	1,000	$59,320.00	TBD	TBD
JAMES L DRITZ	126	2,700	$160,164.00	TBD	TBD
LORETTA MCCLINTOCK*	128	3,500	$207,620.00	TBD	TBD
LORETTA MCCLINTOCK*	129	850	$50,422.00	TBD	TBD
LORETTA MCCLINTOCK*	130	850	$50,422.00	TBD	TBD
ERIC PRIPSTEIN*	131	Unknown; $5,700 written in amount of claim on POC; no ballot submitted and no additional information received since 2nd Omnibus Objection filed.	Pending	TBD	TBD
G B ENTERPRISES INC*	132	600 written in on POC and ballott. No additional information received since 2nd Omnibus Objection filed.	Pending	TBD	TBD
DURGESH THAKER*	133	1,000	$59,320.00	TBD	TBD
FRANCES A COUSINS & MICHAEL P. COUSINS JTTFN	134	1,000	$59,320.00	TBD	TBD
THOMAS W EVANS & JEAN I EVANS TRS THOMAS EVANS REV TRUST	135	350	$20,762.00	TBD	TBD
RHONA RENNETT & ALLEN E RENNETT JT TEN*	136	200	$11,864.00	TBD	TBD
ALLEN E RENNETT IRA ROLLOVER*	137	100	$5,932.00	TBD	TBD
ALLEN E RENNETT*	138	300	$17,796.00	TBD	TBD
FARDIN MOSTAFAVI*	139	750	$44,490.00	TBD	TBD
ENCLAVE ASST MGT LLC	143	3,000	$177,960.00	TBD	TBD

In re MIG, Inc., Schedule IIA:
Non-Judgment Holder Class 5 Claims

				Estimated
			Estimated Claim	Top Up
	Claim No. / Other		With Interest Per	Share	Estimated
	Relevant		Sched III Excluding	Allocation	Allowed
Name	Documentation	# Shares	Top Up Share (1)	(2)	Claim (1)(2)
OLIVER R GRACE JR CGM IRA CUSTODIAN	145	500	$29,660.00	TBD	TBD
OLIVER R GRACE JR	146	200	$11,864.00	TBD	TBD
OBX INC	147	2,500	$148,300.00	TBD	TBD
IFG INT’L TRUST CO LTD AS TRUSTEE OF THE	148	11,250	$667,350.00	TBD	TBD
BUTTERFIELD TRUST (BERMUDA) LTD AS TTTEE	149	7,750	$459,730.00	TBD	TBD
ROBERT KLEIN	151	100	$5,932.00	TBD	TBD
THOMAS K & ANNE H O’MALLEY JTWROS	152	300	$17,796.00	TBD	TBD
KNUT GREVLE	155	2,000	$118,640.00	TBD	TBD
DAVID R WALKER*	157	350. Mr. Walker has been in contact with GT and GCG regarding amending his proof of claim, but has not submitted any additional information yet.	Pending	TBD	TBD
DAVID R WALKER*	158	2,070. Same as above.	Pending	TBD	TBD
JOHN M GUSTAFSON TTEE OF THE CHARITABLE	164	500	$29,660.00	TBD	TBD
BETTY FRANKLIN TR	165	2,500	$148,300.00	TBD	TBD
GRANT REVOCABLE TRUST	166	1,500	$88,980.00	TBD	TBD
JAMES HAROLD FARR ROLLOVER IRA	167	1,500	$88,980.00	TBD	TBD
ALAN WEINER	168	600	$35,592.00	TBD	TBD
JOHN C OLIVER JR & EMELDA OLIVER TRUST	169	1,000	$59,320.00	TBD	TBD
ROBERT MASSA*	170	12,400	$735,568.00	TBD	TBD
W RICHARD ULMER	171	1,000	$59,320.00	TBD	TBD
WILLIAM G MANSFIELD	172	800	$47,456.00	TBD	TBD
WILLIAM K HALL TTEE	173	4,800	$284,736.00	TBD	TBD
GAYLE J GROSCH LIV TRUST	174	1,000	$59,320.00	TBD	TBD
JAMES AND RATRI CALLAHAN REV INTERV TRUST	175	800	$47,456.00	TBD	TBD
THOMAS R JOHNSON	176	1,000	$59,320.00	TBD	TBD

In re MIG, Inc., Schedule IIA:
Non-Judgment Holder Class 5 Claims

				Estimated
			Estimated Claim	Top Up
	Claim No. / Other		With Interest Per	Share	Estimated
	Relevant		Sched III Excluding	Allocation	Allowed
Name	Documentation	# Shares	Top Up Share (1)	(2)	Claim (1)(2)
JOHN J CAMERON TTEE CHARLES W STEINMETZ	177	1,000	$59,320.00	TBD	TBD
JOHN J CAMERON TTEE JEAN STEINMETZ KAY	178	1,000	$59,320.00	TBD	TBD
JOHN J CAMERON TTEE ANN MARIE TONKIN 97	179	1,500	$88,980.00	TBD	TBD
ZAZOVE AGGRESSIVE GROWTH FUND, L.P.	185	5,400	$320,328.00	TBD	TBD
NFS/FMTC IRA FBO STEVE HRUBALA	186	200	$11,864.00	TBD	TBD
NFS/FMTC ROTH IRA CAROL D MOLUMPHY ROTH IRA	187	100	$5,932.00	TBD	TBD
LOUIS D & BELINDA B JONES	188	1,000	$59,320.00	TBD	TBD
SHIRLEY JAMES ALVEY TRUST	189	2,000	$118,640.00	TBD	TBD
JAMES RUANE, TRUSTEE RUANE MON. PUR PN AND PROF SHARING	190	2,000	$118,640.00	TBD	TBD
LLOYD W AUBRY IRRA	191	1,000	$59,320.00	TBD	TBD
PHILLIP L . EDWARDSON	192	100	$5,932.00	TBD	TBD
THE CAPPELL FAMILY TRUST	193	166	$9,847.12	TBD	TBD
ZELDA LEA IRRA	194	400	$23,728.00	TBD	TBD
LEO J TAVOLACCI	195	1,000	$59,320.00	TBD	TBD
LARRY L MAASKE & DOROTHY D MAASKE TTEES	196	170	$10,084.40	TBD	TBD
DAVID J FARRELL & NANCY W FARRELL JTWROS	197	1,200	$71,184.00	TBD	TBD
JAMES C KLOUDA TRUSTEE	198	1,923	$114,072.36	TBD	TBD
DENNIS SPARACINO & HEIDI R SPARACINO JTWROS	199	1,000	$59,320.00	TBD	TBD
RICHARD J BUSCH & MARY A BUSCH JTWROS	200	1,000	$59,320.00	TBD	TBD
CHARLES BUSCH TTEE	201	3,000	$177,960.00	TBD	TBD
JEFF VEERS	202	700	$41,524.00	TBD	TBD
EDMUND O TEMPLETON	203	1,500	$88,980.00	TBD	TBD
GERALD N TAHTINEN	204	2,730	$161,943.60	TBD	TBD
RICHARD ALMANDI	205	5,425	$321,811.00	TBD	TBD
BRUCE E NUTT	206	700	$41,524.00	TBD	TBD
LARRY D MYHRE	207	2,000	$118,640.00	TBD	TBD
BARTLETT RICHARDS & DORIS T RICHARDS	208	11,671	$692,323.72	TBD	TBD
XIAOJU CAMPHAUSEN	209	800	$47,456.00	TBD	TBD
OADS INC	210	12,920	$766,414.40	TBD	TBD
LACEY B SMITH SUCCESSOR TTEE	211	3,000	$177,960.00	TBD	TBD
HOWARD HERHOLD IRA/SEP	212	505	$29,956.60	TBD	TBD
JOSEPH R KLOUDA (SEP IRA)	214	1,000	$59,320.00	TBD	TBD
SHIRLEY WONG JPMCC	215	700	$41,524.00	TBD	TBD

In re MIG, Inc., Schedule IIA:
Non-Judgment Holder Class 5 Claims

				Estimated
			Estimated Claim	Top Up
	Claim No. / Other		With Interest Per	Share	Estimated
	Relevant		Sched III Excluding	Allocation	Allowed
Name	Documentation	# Shares	Top Up Share (1)	(2)	Claim (1)(2)
SHIRLEY WONG JPMCC	216	1,630	$96,691.60	TBD	TBD
GAYLE DUFFY IRA	217	1,100	$65,252.00	TBD	TBD
JAMES C KLOUDA IRA/SEP	218	2,000	$118,640.00	TBD	TBD
MARILYN M KLOUDA IRA/SEP	219	500	$29,660.00	TBD	TBD
LAWRENCE A POLTROCK IRA	220	1,000	$59,320.00	TBD	TBD
WILLIAM M LINZ IRA	221	300	$17,796.00	TBD	TBD
MICHAEL T MCKINNEY IRA	222	1,100	$65,252.00	TBD	TBD
CRAIG FANNING IRA/SEP	223	2,500	$148,300.00	TBD	TBD
VIWAT CHAISIRI IRA R/O	224	645	$38,261.40	TBD	TBD
ADAM ROHMAN IRA/SEP	225	550	$32,626.00	TBD	TBD
RICHARD KRATOCHVIL IRA/SEP	226	263	$15,601.16	TBD	TBD
JOHN T RAY IRA/SEP	227	1,000	$59,320.00	TBD	TBD
GLORIA J MCKINNEY IRA	228	400	$23,728.00	TBD	TBD
HEIDI R SPARACINO IRA	229	2,000	$118,640.00	TBD	TBD
DENNIS SPARACINO IRA	230	800	$47,456.00	TBD	TBD
DAN CAMPHAUSEN IRA	231	500	$29,660.00	TBD	TBD
JUDITH A MEYERS IRA R/O	232	800	$47,456.00	TBD	TBD
MICHAEL MCKINNEY	233	800	$47,456.00	TBD	TBD
EMILY BASGALL	234	1,000	$59,320.00	TBD	TBD
JUDITH A MEYERS	235	500	$29,660.00	TBD	TBD
HUGH M HOLMES & DOROTHY V HOLMES TTEES	236	1,100	$65,252.00	TBD	TBD
CRAIG W FANNING C/F	237	300	$17,796.00	TBD	TBD
JERRY A HICKSON*	249	4,500	$266,940.00	TBD	TBD
DONALD S CLARK	250	400	$23,728.00	TBD	TBD
CLINTON R ASHFORD REV TR	251	1,000	$59,320.00	TBD	TBD
THE BWA TRIUMPH TR MARGUERITE	252	500	$29,660.00	TBD	TBD
JIM ROSS ROLLOVER IRA	253	500	$29,660.00	TBD	TBD
BEVERLY S ASHFORD TR	254	500	$29,660.00	TBD	TBD
JOAN BEVERLY ASHFORD IRA	255	500	$29,660.00	TBD	TBD
FRANK PAOLETTI IRA STD/ROLLOVER	256	2,000	$118,640.00	TBD	TBD
MICHAEL MUNCK	257	100	$5,932.00	TBD	TBD
MAGNETIC CIRCUIT ELEMENT INC	259	3,000	$177,960.00	TBD	TBD
EDWARD BRILL	262	400	$23,728.00	TBD	TBD
DAVID C MIRSKY & CYNTHIA A MIRSKY TTEE	264	1,000	$59,320.00	TBD	TBD
RUDOLPH KOEGL	266	178	$10,558.96	TBD	TBD
FSG MANAGEMENT AND ACCOUNTING C/O MICHAEL SUMMERS	270	75	$4,449.00	TBD	TBD
RYAN LEE VARDEMAN	271	1,000	$59,320.00	TBD	TBD
PALOGIC VALUE FUND LP	272	2,070	$122,792.40	TBD	TBD
JOSHUA C WILLIAMS	275	101	$5,991.32	TBD	TBD
RICHARD E RHYU	285	100	$5,932.00	TBD	TBD
KEN JOHNSON	286	1,130	$67,031.60	TBD	TBD
TAYLOR STOCKFLETH TRUST	289	1,000	$59,320.00	TBD	TBD
BETTE LOU HEESCH TRUST	290	1,500	$88,980.00	TBD	TBD

In re MIG, Inc., Schedule IIA:
Non-Judgment Holder Class 5 Claims

				Estimated
			Estimated Claim	Top Up
	Claim No. / Other		With Interest Per	Share	Estimated
	Relevant		Sched III Excluding	Allocation	Allowed
Name	Documentation	# Shares	Top Up Share (1)	(2)	Claim (1)(2)
CAROL D MYHRE	291	800	$47,456.00	TBD	TBD
LARRY D MYHRE	292	1,065	$63,175.80	TBD	TBD
DANIEL R MYHRE	293	750	$44,490.00	TBD	TBD
T SMITH & V SMITH TTEE*	294	950 written in on POC. No additional information received since 2nd Omnibus Objection filed.	Pending	TBD	TBD
L MYERS COMPANY PROFIT SHARING PLAN TRUST	295	3,000	$177,960.00	TBD	TBD
SOVEREIGN EQUITY FUND LTD ALEX KEOLEIAN	298	700	$41,524.00	TBD	TBD
B. RILEY CO.	301	1,620	$96,098.40	TBD	TBD
CALIFORNIA BAPTIST FOUNDATION	303	920	$54,574.40	TBD	TBD
TALLGRASS CAPITAL LP	305	15,000	$889,800.00	TBD	TBD
L MYERS CO	314	3,000	$177,960.00	TBD	TBD
MAXWELL A MYERS TTEE	315	2,000	$118,640.00	TBD	TBD
LAURA A MYERS	316	200	$11,864.00	TBD	TBD
LINDA COX MYERS	317	200	$11,864.00	TBD	TBD
MAXWELL MYERS CO	318	1,500	$88,980.00	TBD	TBD
ZEMEL FAMILY TRUST	319	2,000	$118,640.00	TBD	TBD
SUNSHINE WIRE & CABLE D/B/P/P	320	2,000	$118,640.00	TBD	TBD
KI CHUL LEE TR FBO*	322	1,000	$59,320.00	TBD	TBD
JAMES D ROBERGE IRA*	324	800	$47,456.00	TBD	TBD
JOHN A STALEY IV IRRA*	325	39,090	$2,318,818.80	TBD	TBD
SELENA A STRACKE	326	700	$41,524.00	TBD	TBD
DRUMMOND MEDICAL GROUP 401K PSP	348	1,000	$59,320.00	TBD	TBD
MARVA L LITOW ROTH IRA	350	300	$17,796.00	TBD	TBD
RODNEY D. MCFADDEN*	351	300	$17,796.00	TBD	TBD
MEL OKEON MD	365	600	$35,592.00	TBD	TBD
MEL OKEON MD TRUSTEE	366	2,000	$118,640.00	TBD	TBD
ALEXANDER J KEOLEIAN	393	4,110	$243,805.20	TBD	TBD
QVT Fund LP	402; see also Order Pertaining to the Timeliness of QVT Financial LP’s Proofs of Claim, Docket No. 977.	136,863	$8,118,713.16	TBD	TBD
QUINTESSENCE FUND LP	403; see also Docket No. 977.	15,437	$915,722.84	TBD	TBD

In re MIG, Inc., Schedule IIA:
Non-Judgment Holder Class 5 Claims

				Estimated
			Estimated Claim	Top Up
	Claim No. / Other		With Interest Per	Share	Estimated
	Relevant		Sched III Excluding	Allocation	Allowed
Name	Documentation	# Shares	Top Up Share (1)	(2)	Claim (1)(2)
TENOR CAPITAL MANAGEMENT COMPANY L.P.	See Order Granting Debtor’s Motion Pursuant to Sections 105(a) and 363 of the Bankruptcy Code and Bankruptcy Rule 9019 for Approval of the Settlement between the Debtor and Tenor Capital Management Co., L.P. , Docket No. 1086.	6,600	$391,512.00	TBD	TBD
MICHAEL B. TARGOFF	404; see also Order Pertaining to the Timeliness of Proofs of Claim, Docket No. 976.	2,750	$163,130.00	TBD	TBD
JEFFREY F. AND IRIS SMITH	405, 406, 407; see also Docket No. 976.	4,058	$240,720.56	TBD	TBD
JOHN MALONE	412, 413; see also Docket No. 976.	1,492	$88,505.44	TBD	TBD
DAN CAMPHAUSEN	410 (amends POC # 213).	11,800	$699,976.00	TBD	TBD

Total		461,458	$27,315,368.56	TBD	TBD

Settlement Share Price (See Schedule III) [3]	$59.32

(1)	Subject to Second Omnibus Objection. If highlighted in yellow, claimant has not yet submitted additional information regarding proof of ownership of the shares as of 11/4/10. If not highlighted, claimant has provided such information as of 11/4/10.

(2)	Top Up Share calculation subject to dilution/change due to any changes in Allowed Claims

(3)	Final Allowed Amount of Claims may adjust due to change in Settlement Share Price on Effective Date per Schedule III

Amended SCHEDULE III
Settlement Share Price (SSP) Schedule

Judgment Per Share	47.47
Interest Award	5% over the Federal Reserve Discount Rate from appraisal date until final judgement is paid, compounded quarterly

Merger	8/22/2007 “Appraisal Date”
F.R Discount Rate	5.75%	8/17/2007
	5.25%	9/18/2007
	5.00%	10/31/2007
	4.75%	12/11/2007
	4.00%	1/22/2008
	3.50%	1/30/2008
	3.25%	3/16/2008
	2.50%	3/18/2008
	2.25%	4/30/2008
	1.75%	10/8/2008
	1.25%	10/29/2008
	0.50%	12/16/2008
	0.75%	2/19/2010

Period Beginning Date	Period Ending Date	Days	F. R. Discount Rate	Interest over F.R Rate	Quarterly Interest	Settlement Share Price

8/22/2007						$47.47
8/22/2007	11/22/2007	92	5.75%	5.00%	2.71%	$48.76
11/22/2007	2/22/2008	92	5.00%	5.00%	2.52%	$49.99
2/22/2008	5/22/2008	90	3.50%	5.00%	2.10%	$51.03
5/22/2008	8/22/2008	92	2.25%	5.00%	1.83%	$51.97
8/22/2008	11/22/2008	92	2.25%	5.00%	1.83%	$52.91
11/22/2008	2/22/2009	92	1.25%	5.00%	1.58%	$53.75
2/22/2009	5/22/2009	89	0.50%	5.00%	1.34%	$54.47
5/22/2009	8/22/2009	92	0.50%	5.00%	1.39%	$55.22	Petition Date 6/5/09
8/22/2009	11/22/2009	92	0.50%	5.00%	1.39%	$55.99
11/22/2009	2/22/2010	92	0.50%	5.00%	1.39%	$56.77
2/22/2010	5/22/2010	89	0.75%	5.00%	1.40%	$57.56
5/22/2010	8/22/2010	92	0.75%	5.00%	1.45%	$58.40
8/22/2010	10/15/2010	54	0.75%	5.00%	0.85%	$58.89

10/15/2010	11/30/2010	46	0.75%	5.00%	0.72%	$59.32
11/30/2010	12/15/2010	15	0.75%	5.00%	0.24%	$59.46

Note: 11/30/2010 or 12/15/10 are Potential Effective Dates.

Schedule IV — Holders of Supplemental Employee Retirement Claims	MIG, Inc.
($’s)

				Interest on		Post-
			SERP	SERP	Total	Emergence
	Monthly	Daily	Catch-Up	Catch-Up	SERP	Monthly
Name	Pension	Pension	Payment	Payment	Payment	Pension
John Bartels	$340	$11	$6,238	$24	$6,262	$340
Dooley Culbertson	810	27	14,855	58	14,913	810
Walter Grant	695	23	12,734	50	12,783	695
Paul Kiel	201	7	3,684	14	3,698	201
Lawrence P. Klamon	14,922	497	273,576	1,067	274,643	14,922
John Phillips	2,005	67	36,758	143	36,901	2,005
Charles Scott	9,416	314	172,632	673	173,305	9,416
Victor Goetz (1)	—	—	—	—	—	212
John Egan (2)	200	7	3,667	14	3,681	200
Dorothy C. Fuqua (2)	—	—	147,035	1,168	148,203	—

Total	$28,590	$953	$671,177	$3,212	$674,389	$28,801

Note:	Catch Up Payment assumes November 19, 2010 Confirmation Date. Catch Up Payment and Post-Emergence Monthly Pension for first month after confirmation are therefore subject to change to reflect per diem adjustments arising from a different Confirmation Date.

(1)	SERP Payments to Victor Goetz will commence upon his retirement.

(2)	John Egan and Dorothy Fuqua are not SERP claimants; however, they are entitled to payments based on separate, employment-related, agreements with the Debtor.